              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                ON MARCH 28, 2001

                          REGISTRATION NO. 333-________

================================================================================

                  SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                        FORM SB-2 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                    --------

                                 MIGRATEC, INC.

              (Exact name of Small Business Issuer in its Charter)

---------------------------------------------------------------------------------------------------------------
              DELAWARE                                 5045                                65-0125664
  (State or Other Jurisdiction of          Primary Standard Industrial        (I.R.S. Employer Identification No.)
   Incorporation or Organization)           Classification Code Number

                           11494 Luna Road, Suite 100
                        Farmers Branch, Texas 75234-9421
                                 (972) 969-0300
          (Address and telephone number of Principal Executive Offices)
                               T. Ulrich Brechbuhl
                           11494 Luna Road, Suite 100
                        Farmers Branch, Texas 75234-9421
                                 (972) 969-0300
            (Name, Address and Telephone Number of Agent for Service)
                                 With a copy to:
                           Ted. S. Schweinfurth, Esq.
                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                            Dallas, Texas 75270-2199
                                 (214) 745-5473

                                    --------

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM
SECURITIES TO BE            NUMBER OF            OFFERING         PROPOSED MAXIMUM       AMOUNT OF
REGISTERED               SHARES REGISTERED   PRICE PER SHARE(1)   OFFERING PRICE(1)   REGISTRATION FEE
----------------------   -----------------   ------------------   ----------------    ----------------
Common stock, par           30,000,000(2)          $.3516            $10,548,000           $2,637
value $.001 per share

Common stock, par              325,000(3)          $  .42            $   136,500           $   34
value $.001 per share

Common stock, par              325,000(4)          $  .42            $   136,500           $   34
value $.001 per share

Total Registration Fee                                                                     $2,705

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the common stock on March 22, 2001, as reported on the OTC Bulletin Board.

(2)  Refers to a private equity line of credit.

(3) Represents the aggregate amount of warrants issued to Ironhead Investments Inc. as an inducement to enter into the private equity line of credit. The exercise price to be paid by Ironhead for the warrants is $.42 per share.

(4) Represents the aggregate amount of warrants issued to GKN Securities and its designees, as partial compensation for its services in connection with the private equity line. The exercise price to be paid by GKN Securities and its designees for the warrants is $.42 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 MIGRATEC, INC.
                     UP TO 30,650,000 SHARES OF COMMON STOCK

         This prospectus relates to the 30,650,000 shares of common stock being registered for possible resale, from time to time, by certain of our security holders. Of such shares, 650,000 shares are reserved for issuance upon exercise of warrants that we have granted to the selling securityholders and the 30,000,000 remaining shares may be issued pursuant to a common stock purchase agreement with Ironhead Investments Inc. which establishes a private equity line of credit. The number of shares of common stock which may be issued pursuant to the common stock purchase agreement and upon exercise of the warrants issued in connection with the private equity line would constitute 25.0% of our issued and outstanding common stock, including the number of shares being registered, as of March 13, 2001. We will not receive any of the proceeds from the sale of the shares by the selling securityholders. However, we will receive the sale price of any common stock that we sell to the securityholders pursuant to the warrants or the private equity line. Any proceeds we receive from the exercise of the warrants and the sale of the shares under the private equity line will be used for general corporate purposes. We have agreed to pay the costs of registering the shares under this prospectus, including legal fees and other expenses.

         The selling securityholders may sell the common stock at prices and on terms in transactions directly with market makers, in negotiated transactions or through underwriters. Ironhead is an "underwriter" within the meaning of Section 2(11) the Securities Act in connection with their sales of our common stock. GKN Securities may be deemed an underwriter with respect to the shares which may be sold by it.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "MIGR." On March 27, 2001, the closing sale price for our common stock was $.40.

                                   ---------

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


                                   ---------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                   ---------


                THE DATE OF THIS PROSPECTUS IS         , 2001.

                                TABLE OF CONTENTS

MIGRATEC...................................................................1

RISK FACTORS...............................................................3

A NOTE ABOUT FORWARD-LOOKING STATEMENTS....................................6

USE OF PROCEEDS............................................................7

THE COMMON STOCK PURCHASE AGREEMENT........................................7

PLAN OF DISTRIBUTION......................................................13

SELLING SECURITYHOLDERS...................................................15

PRICE RANGE OF COMMON STOCK...............................................16

DIVIDEND POLICY...........................................................16

CAPITALIZATION............................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS..................................19

BUSINESS..................................................................23

MANAGEMENT................................................................32

EXECUTIVE COMPENSATION....................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................38

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
     PRINCIPAL HOLDERS....................................................39

DESCRIPTION OF CAPITAL STOCK..............................................41

LEGAL PROCEEDINGS.........................................................42

LEGAL MATTERS.............................................................42

EXPERTS...................................................................42

WHERE YOU CAN FIND MORE INFORMATION.......................................42

                                    MIGRATEC

PROSPECTUS SUMMARY

         We design, develop and market proprietary software code engines that automate the migration and upgrade of software applications between operating systems (e.g., Windows, Unix, Linux) and between hardware architectures (e.g., IA-32, IA-64, SPARC-32, RISC-32). Our patent-pending technology enables businesses to substantially reduce the costs of migrating legacy software applications to more powerful operating environments, while also improving the efficiency and quality of the code. Our code engines increase -- by as much as 10 to 20 times -- the number of lines of code that can be upgraded per day by a programmer as compared to the typical manual migration process.

         We focus on migration involving "C" and "C++" code. Estimates by the Aberdeen Group, a widely respected information technology consultant, indicate that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This market size equates to over 20 billion unique lines of code that are actively maintained and potentially tens of billions more that are customized versions of prepackaged code. Over time, a substantial portion of this code will need to be migrated to more capable hardware platforms and operating systems, yet current manual programming costs to upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. Our automated code migration engines permit code migration at a small fraction of that cost.

         We anticipate generating revenue by (i) licensing technology and software maintenance solutions to Independent Software Vendors (sometimes called
ISVs) and Systems Integrators (such as IBM Global Services or EDS), who would then act as distribution partners by using our solutions to aid in the delivery of their services; (ii) providing migration services directly to customers; and
(iii) consulting on specific migration assignments.

         Although our migration products are only now coming to market, we have established technology relationships with Intel and IBM, and a consulting agreement with Dell. We expect to develop similar relationships with other organizations such as Hewlett-Packard and Microsoft.

         We are headquartered at 11494 Luna Road, Suite 100, Farmers Branch, Texas and our telephone number is 972-969-0300. We currently have 43 employees.

THE OFFERING

         This prospectus covers up to 30,650,000 shares of MigraTEC common stock to be sold by the selling securityholders identified in this prospectus. The number of shares of common stock currently not outstanding and subject to this prospectus represents 33.3% of our issued and outstanding common stock as of March 13, 2001 and 25.0% after issuance of all currently unissued shares included in this prospectus.

         We signed a common stock purchase agreement with Ironhead Investments Inc., a British Virgin Islands corporation, on March 27, 2001, for the future issuance and purchase of shares of our common stock. The common stock purchase agreement establishes what is sometimes called a private equity line of credit or an equity drawdown facility.

         In general, the common stock purchase agreement provides that Ironhead has committed to provide us up to $20 million as we request it over a 20 month period, in return for common stock we issue to Ironhead. Each drawdown must be for at least $100,000 and the maximum draw down amount is equal to the lesser of $5,000,000 and an amount determined using our average trading price and volume over the 90 day period prior to the request. We then use the formulas in the common stock purchase agreement to determine the number of shares we will issue to Ironhead in return for that money. The formula for determining the final drawdown amounts, the number of shares we issue to Ironhead and the price per share paid by Ironhead are calculated over a 22 trading day pricing period and are described under "Common Stock Purchase Agreement" in detail beginning on page 7. The per share dollar amount Ironhead pays for our common stock for each drawdown will include a 6% discount to the volume weighted average price.

         The aggregate total of all draws cannot exceed $20 million and we are under no obligation to request a draw for any period. At least five trading days must pass between the end of one 22 trading day pricing period and the start of the next pricing period.

         The number of shares and the proceeds we can receive from the private equity line is limited by a provision in the common stock purchase agreement that prevents us from issuing shares to Ironhead to the extent Ironhead would beneficially own more than 9.9% of our then outstanding common stock. Any resale of shares by Ironhead under this prospectus would reduce the number of shares beneficially owned by Ironhead and would enable us to issue additional shares to Ironhead without violating this condition.

         As an inducement for Ironhead to enter into the private equity line, we also issued Ironhead warrants to purchase 325,000 shares of our common stock at an exercise price of $.42 per share. We also issued to GKN Securities and its designees, warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share as partial compensation for its services in connection with the private equity line. The common stock issuable upon exercise of these warrants is included in the registration statement of which this prospectus is a part.

         We will receive the amount of any drawdown less an escrow agent fee of $1,000 and a 5% placement fee for each drawdown payable to GKN Securities as the placement agent. GKN Securities is a registered broker dealer. It is not obligated to purchase any of our shares.

                                  RISK FACTORS

Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN RECENT YEARS.

         We have incurred substantial operating losses during 2000 and the prior three years. During 2000, we incurred a net loss of $10,193,130 (of which approximately $5,095,441 was a non-cash charge), and for the years ended December 31, 1999, 1998 and 1997 we have incurred net losses of $4,184,078, $3,458,075 and $2,517,606, respectively.

         There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock.

         Our losses to date have been funded by loans and equity sales.

WE MAY NEED SUBSTANTIAL ADDITIONAL FINANCING TO DEVELOP AND MARKET OUR PRODUCTS.

         We may need substantial additional capital over the next twelve months to develop our product line and to aggressively market our new products and services. If we are not able to obtain financing, or obtain financing on terms that we consider acceptable, our development and marketing plans would be materially adversely affected.

SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN OVER THE NEXT TWELVE MONTHS IS DEPENDENT ON THE INTRODUCTION AND ACCEPTANCE OF THE INTEL(R) ITANIUM(TM) 64-BIT PROCESSOR INTO THE MARKETPLACE. DELAYED OR UNSUCCESSFUL INTRODUCTION OF THIS PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Currently, a portion of our product line and services are for the automated migration of software written for a 32-bit processor to a 64-bit environment. The demand for our 32-bit to 64-bit migration products and services depends on the introduction of the Intel(R) Itanium(TM) 64-bit processor into the market, which is scheduled for the first half of 2001. If the Intel(R) Itanium(TM) 64-bit processor is not successfully introduced in the first half of 2001, our results of operations and financial condition would be materially adversely affected.

SLOW DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The demand for our migration products and services depends on, among other things, the introduction and widespread acceptance of new technology requiring migration of existing software programs, and the quantity of source code in such software programs requiring migration. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. Slow development of the demand for our products and services would adversely affect our short-term results of operations. If the demand for our products and services develops more slowly than management currently anticipates, we may need to raise additional capital sooner than currently projected to enable us to sustain our operations long enough to achieve profitability.

OUR BUSINESS IS LARGELY DEPENDENT ON ESTABLISHING AND MAINTAINING STRATEGIC RELATIONSHIPS WITH MAJOR TECHNOLOGY COMPANIES. THE LOSS OR FAILURE TO DEVELOP THESE RELATIONSHIPS WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We currently have strategic relationships with Intel, IBM and Dell Corporation. We depend on these relationships to help us develop products that are compatible with the products of these companies and to introduce us as a migration solutions provider to their key customers. If we fail to establish or maintain developmental and marketing relationships with major technology partners, our results of operations and financial condition would be materially adversely affected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING OR FUTURE COMPETITORS.

         We currently face competition from manual migration services providers. We are not aware of other providers of our automated migration technology, although no assurance can be given that other companies will not develop technology that is similar or superior to ours.

         Our competitors may have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

OUR CURRENT PRODUCTS AND SERVICES MAY BECOME QUICKLY OUTDATED.

         The markets for our products and services are characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop new products and services that can meet market needs on a timely basis. There can be no assurance that we will be able to do so, or that we will be able to respond effectively to technological changes introduced by our strategic partners or future competitors.

         If we delay or fail to introduce new products and services, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR BUSINESS.

         The operation and development of our business depend greatly on the efforts of our senior management. The loss of services of these key employees could adversely affect us. If we are unable to retain a skilled and cohesive management team, our results of operations and financial condition would be materially adversely affected.

OUR TECHNOLOGY OR INTELLECTUAL PROPERTY MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We use patent-pending technology, but we cannot be certain that our technology and intellectual property does not infringe upon issued patents or other intellectual property rights of others. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our technology without our knowledge. We may be subject to legal proceedings and claims from time to time in the ordinary course of business relating to intellectual property rights.

SUBSTANTIALLY ALL OF OUR OUTSTANDING COMMON STOCK IS FREELY TRADABLE AND MAY BE SOLD INTO THE MARKET AT ANY TIME, AND UP TO ANOTHER 30,650,000 SHARES WILL BE FREELY TRADABLE UPON THE EXERCISE OF THE WARRANTS AND THE EXERCISE OF OUR OPTION TO SELL SHARES UNDER THE PRIVATE EQUITY LINE. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         The 30,650,000 shares of our common stock that will be freely tradeable upon the exercise of the warrants and the exercise of our option to sell shares under the private equity line, represent an increase in our presently outstanding common stock of approximately 33.3%. The market price of our common stock could drop significantly if the holders of all of our freely tradable shares sell them or are perceived by the market as intending to sell them.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

WE ARE NOT REQUIRED TO MEET OR MAINTAIN ANY LISTING STANDARDS FOR OUR COMMON STOCK TO BE TRADED ON THE OTC BULLETIN BOARD.

         The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTCBB is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTCBB. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

WE MAY NOT BE ABLE TO DRAW FUNDS FROM THE PRIVATE EQUITY LINE.

         We cannot be assured that we will obtain sufficient funds from the private equity line with Ironhead to continue operations. The future market price and volume of trading of our common stock limits the rate at which we can obtain money under the private equity line. Further, we may be unable to satisfy the conditions contained in the common stock purchase agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.

PRIVATE EQUITY LINE DRAWS MAY RESULT IN SUBSTANTIAL DILUTION.

         We will issue shares to Ironhead upon exercise of our put rights at a price equal to 94% of the average of the volume weighted average price of our common stock over the twenty-two trading days immediately after the date we deliver and Ironhead confirms receipt of notice of a drawdown request on the private equity line. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the twenty month period of the common stock purchase agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $20 million available under the private equity line.

OUR STOCK PRICE MAY DECREASE DUE TO ADDITIONAL SHARES IN THE MARKET.

         If and when we exercise our put rights and sell shares of our common stock to Ironhead, and if and to the extent that Ironhead sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to put additional shares to Ironhead, we must issue more shares of our common stock for any given dollar amount invested by Ironhead. This may encourage short sales, which could place further downward pressure on the price of our common stock.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         The statements, other than statements of historical fact, included in or incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are intended to be covered by the safe harbors created by such provisions. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

          If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, then actual results may vary materially from those anticipated, estimated or projected. Although management believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us, management or any other person that our objectives will be achieved.

         Key factors that could cause our actual results to differ materially from expectations, estimates of costs, projected results or anticipated results include, but are not limited to, the following risks:

         o we may not be able to generate sufficient cash flows to fund operations or to obtain additional financing on favorable terms;

         o we may not be able to effectively penetrate our target markets for migration products and sales;

         o we may not be able to successfully develop and/or protect our technology;

         o we may not be able to effectively control increases in expenses associated with sales growth and other costs;

         o management may not be able to successfully implement the business plan and sales strategy;

         o we may not be able to attract and retain a skilled and cohesive management group; and

         o unfavorable changes in economic and industry conditions and regulatory requirements may develop.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders; rather, the selling securityholders will receive those proceeds directly. However, we will receive the sale price if and when Ironhead purchases our common stock in accordance with the common stock purchase agreement and upon the exercise of the warrants as described below. Any proceeds we receive from the exercise of the warrants and the sale of the shares under the private equity line will be used for general corporate purposes.

                       THE COMMON STOCK PURCHASE AGREEMENT

         On March 27, 2001, we entered into a common stock purchase agreement with Ironhead, a British Virgin Islands corporation, for the future issuance and purchase of shares of our common stock. The common stock purchase agreement establishes what is sometimes termed a private equity line of credit or an equity drawdown facility. In general, the private equity line provides that Ironhead has committed up to $20 million to purchase shares of our common stock over a 20 month period. We may request a draw down of up to $5,000,000 of that money, subject to a formula based on the average price and trading volume of our common stock over a 22 trading day pricing period. Each draw down request must be for at least $100,000. The actual draw down amount is determined based on the volume-weighted average stock price during the 90 day period immediately preceding the start of the pricing period. We then use the formula in the common stock purchase agreement to calculate the amount of money that Ironhead will provide to us and the number of shares of our common stock we will issue to Ironhead in return for that money. The formulas for determining the actual draw down amounts, the number of shares we issue to Ironhead and the price per share paid by Ironhead are described in detail below.

         Ironhead will receive a 6% discount to the volume weighted average price for each trading day of the 22 trading day pricing period. We will receive the amount of the draw down less an escrow agent fee of $1,000 and a 5% placement agent fee to the placement agent, GKN Securities, which introduced Ironhead to us. GKN Securities is not obligated to purchase any of our shares.

         We are under no obligation to request a draw down for any period. At least five trading days must pass between the end of one 22 day pricing period and the commencement of the next pricing period. The aggregate total of all draws cannot exceed $20 million and no single draw can exceed $5,000,000. In addition, the common stock purchase agreement does not permit us to make a draw down if the issuance of shares to Ironhead pursuant to the draw down would result in Ironhead and certain of its affiliates owning more than 9.9% of our outstanding common stock on the date we exercise a draw down.

         In lieu of providing Ironhead with a minimum aggregate draw down commitment, we have issued to Ironhead stock purchase warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The Ironhead warrants expire March 27, 2006. We also issued to GKN Securities and its designees warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The GKN Securities warrants expire March 27, 2006. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.

         Based on a review of our trading volume and stock price history and the number of draw downs we could make, we are registering 30,000,000 shares of common stock for possible issuance under the private equity line and 650,000 shares of common stock underlying the warrants delivered to Ironhead and GKN Securities and its designees.

THE DRAW DOWN PROCEDURE AND THE STOCK PURCHASES

         We may request a draw down by faxing a draw down notice to Ironhead, stating the amount of the draw down we wish to exercise and the minimum threshold price, if any, that we are willing to sell the shares of our common stock. The next 22 trading days immediately following the draw down notice are used to determine the actual amount of money Ironhead will provide and the number of shares of our common stock we will issue in return. On the draw down settlement dates the dollar amount of the draw and the number of shares of our common stock are determined and delivered. Each 22 trading day pricing period will have at least two settlement dates. On or before the 13th trading day, the draws related to the first through the 11th trading days during the pricing period are settled, and on or before the 24th trading day, the draws related to the 12th through the 22nd trading days during the pricing period are settled. There must be a minimum of five trading days between each 22 trading day pricing period.

Amount of the Draw Down

         The amount of the draw down is the amount we have requested, with a minimum request of at least $100,000, except that the maximum investment amount by Ironhead is the lesser of:

                           $5,000,000; and

                           6.5% of the average of the equity weighted average
                  price field for our common stock (as reported by Bloomberg Financial L.P.) for the 90 calendar days immediately prior to the first day of the 22 trading day pricing period multiplied by the total trading volume of the common stock for such 90 day period.

         In the event the maximum investment amount calculated above is less than $100,000, for that draw down only, the minimum investment amount will be equal to the maximum investment amount, but in no event will be less than $50,000. In the event the maximum investment amount is less than $50,000, we may not exercise a draw down at that time.

         At no time is Ironhead required to purchase more than the maximum investment amount for a given pricing period. As a result, if we choose not to exercise the maximum investment amount in a given draw down pricing period Ironhead is not obligated to and will not purchase more than the scheduled maximum investment amount calculated above in a subsequent draw down pricing period.

Number of Shares of Our Common Stock

         The number of shares of our common stock we must issue in connection with a draw down request will be equal to the sum of the quotients for each trading day within the settlement period of (i) 1/22 of the investment amount as calculated above; and (ii) 94% of the volume weighted average price on that trading day, subject to the following adjustments:

         o if the volume weighted average price is less than the minimum threshold price we designate, then that portion of the immediately pending investment amount to be paid on the settlement date will be reduced by 1/22 of the investment amount and that trading day will be withdrawn from the settlement period;

         o if during any trading day during the settlement period trading of our common stock is suspended for more than three hours, in the aggregate, or if any trading day is shortened because of a public holiday, then that portion of the immediately pending investment amount to be paid on the settlement date will be reduced by 1/22 of the investment amount and that trading day will be withdrawn from the settlement period; and

         o if sales of previously drawn down shares pursuant to the registration statement of which this prospectus is a part are suspended by us because of certain potentially material events for more than three hours, in the aggregate, during the settlement period, then that portion of the immediately pending investment amount to be paid on the settlement date will be reduced by 1/22 of the draw down amount and that trading date will be withdrawn from the settlement period.

Payment and Delivery

         The price per share Ironhead ultimately pays for each share is determined by dividing the final draw down amount by the number of shares we issue to Ironhead. A settlement in each draw down period will occur on or before the 13th trading day of the pricing period for the draws related to the first through the 11th trading days during the pricing period and on or before the 24th trading day of the pricing period for the draws related to the 12th through the 22nd trading day during the pricing period. On or before each settlement date, the shares purchased by Ironhead will be delivered to The Depository Trust Company (sometimes called the DTC) account of Ironhead or its designee via the Depository Withdrawal Agent Commission system upon receipt by the Escrow agent of payment for the draw down shares into the escrow account as provided in the escrow agreement. The escrow agreement provides that we will, no later than one trading day after receipt of funding notice from the escrow agent, cause our transfer agent to issue the draw down shares to Ironhead via the DTC to the account specified by Ironhead Upon receipt of notice from our transfer agent or Ironhead that the shares have been deposited with the DTC and the other closing documents have been delivered, the escrow agent will be authorized to release the escrowed funds. The escrow agent will pay the purchase price to us, net of $1,000 per settlement as an escrow agent fee and 5% of the purchase price which will be paid to GKN Securities.

         In the event we delay the delivery of the draw down shares into Ironhead's DTC account beyond three trading days of the dates described above, we have agreed to pay Ironhead late payments as follows:

                                        Late Payment for Each
       No. of                            $5,000 of Draw Down
 Trading Days Sale                     Shares Being Purchased
 -----------------                     ----------------------
         1                                      $ 100
         2                                      $ 200
         3                                      $ 300
         4                                      $ 400
         5                                      $ 500
         6                                      $ 600
         7                                      $ 700
         8                                      $ 800
         9                                      $ 900
         10                                    $1,000
    More than 10               $1,000 + $200 for each trading day late
                                       beyond 10 trading days

         Ironhead may also pursue injunctive relief and/or actual damages for our failure to issue and deliver the draw down shares to Ironhead, including, without limitation, Ironhead's actual losses caused by any "buy-in" of our common stock necessitated by such late delivery.

NECESSARY CONDITIONS BEFORE IRONHEAD IS OBLIGATED TO PURCHASE SHARES OF OUR COMMON STOCK

         The following conditions must be satisfied at or before each settlement date before Ironhead is obligated to purchase the shares of our common stock that we wish to sell:

         o The registration statement of which this prospectus is a part must remain effective as of the draw down settlement date;

         o Trading in shares of our common stock must not have been suspended by the Securities and Exchange Commission or the principal market for our common stock, nor shall, at any time prior to a draw down notice, trading in securities generally as reported on the principal market for our common stock been suspended or limited, or minimum prices been established on securities whose trades are reported on the principal market for our common stock unless the general suspension or limitation has been terminated prior to the delivery of the draw down notice;

         o There can be no material adverse change in our business, operations, properties, prospects or financial condition; and

         o We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another entity, unless the acquiring company has agreed to honor the common stock purchase agreement.

         In addition, the common stock purchase agreement does not permit us to draw down funds if the issuance of shares of our common stock to Ironhead pursuant to the draw down would result in Ironhead beneficially owning more than 9.9% of our outstanding common stock following such purchase.

RESTRICTIONS ON FUTURE FINANCINGS

         The common stock purchase agreement limits our ability to raise money by selling our securities for cash at a discount to the market price until the earlier of 20 months after the effective date of the agreement or the date which is 60 days after Ironhead has purchased the maximum of $20 million worth of common stock from us under the private equity line. We are not prevented or limited from engaging in the sale of securities in any of the following situations:

         o in a registered public offering which is underwritten by one or more established investment banks (not including an equity line type of financing);

         o in one or more private placements where the purchasers do not have demand registration rights;

         o pursuant to any presently existing or future employee benefit plan which plan has been or is approved by our stockholders;

         o pursuant to any compensatory plan for a full-time employee or key consultant;

         o in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; or

         o in a transaction to which Ironhead gives its prior written consent.

COSTS OF CLOSING THE TRANSACTION

         At the closing of the transaction on March 27, 2001, we delivered the requisite opinion of counsel to Ironhead and paid the escrow agent, Epstein, Becker & Green, P.C. of New York, $10,000 for Ironhead's legal, administrative and escrow costs. We also delivered warrants to purchase up to 325,000 shares of our common stock at a price of $.42 per share to Ironhead and warrants to purchase up to 325,000 shares of our common stock at a price of $.42 per share to GKN Securities and its designees.

TERMINATION OF THE COMMON STOCK PURCHASE AGREEMENT

         The equity draw down facility shall terminate upon one trading day's notice if any of the following events occur:

         o we suffer a material adverse change in our business, operations, properties, or financial condition which has not been cured for 30 days after Ironhead provides us notice;

         o our shares of common stock are delisted from our principal market unless such delisting is in connection with the listing of our shares on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange; or

         o        we file for protection from creditors.

         We may terminate the common stock purchase agreement upon one trading day's notice if Ironhead fails to fund more than one properly noticed draw down within five trading days of the applicable settlement period.

INDEMNIFICATION OF Ironhead

         Ironhead is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon any inaccuracy in or breach of the representations and covenants in the common stock purchase agreement, including material misstatements or omissions from the registration statement and this prospectus, except as they relate to information supplied by Ironhead to us for inclusion in the registration statement and prospectus.

SAMPLE CALCULATION OF DRAW DOWN

         The following is an example of the calculation of the investment amount and the number of shares of our common stock we would issue to Ironhead in connection with the draw down based on certain hypothetical assumptions.

Sample Draw Down Amount Calculation

         Assume we provide a draw down notice to Ironhead that we wish to draw down $5,000,000, which is the maximum amount for any draw. Assume further that the equity weighted average price field for the 90 trading days prior to the notice is $0.40 and the total daily trading volume for the 90 trading days prior to the notice is 34,000,000. Using these assumptions, the maximum investment amount under the formula is capped at $884,000 (6.5% x $0.40 x 34,000,000 = $884,000 which is less than $5,000,000).

         Assume further, that the notice specifies a threshold amount of $.35, below which we will not sell any shares of our common stock to Ironhead during this draw down period. If the volume weighted average price for each of the next 22 trading days following the draw down notice is at least $0.35, we will be able to draw the maximum $884,000 amount. If on the other hand the volume weighted average price is below $0.35 on two of those 22 trading days, for example, the $884,000 would be reduced by 1/22 for each of those days and the draw down amount would be 20/22 of $884,000 or $803,636.

Sample Calculation of Number of Shares of Our Common Stock

         Assume that the investment amount for the draw down period is $884,000 and assume that the volume weighted average price is as set forth in the table below. Assume further, that the notice specifies a threshold amount of $0.35. The number of shares of our common stock to be issued based on any trading day during the pricing period is calculated from the formula: 1/22 of the draw down amount divided by 94% of the volume weighted average price.

         For example, for the first trading day in the table below, the calculation is as follows: (1/22 of $884,000) divided by (94% of $0.40 per share) or 106,867 shares of common stock. To determine the number of shares of common stock to be issued, we would perform this calculation for each of the 22 measuring days, excluding any days on which the volume weighted average price is below the $0.35 threshold amount, and total the results. In the table below, days 10 and 11 must be excluded because the volume weighted average price is below the $0.35 threshold amount.

                Volume Weighted          1/22 of          Number of Shares
Trading Day     Avg. Price (1)      Investment Amount       to be Issued
-----------     ---------------     -----------------     ----------------
     1                .40                $40,182               106,867
     2                .41                $40,182               104,260
     3                .40                $40,182               106,867
     4                .39                $40,182               109,607
     5                .40                $40,182               106,867
     6                .43                $40,182                99,411
     7                .40                $40,182               106,867
     8                .38                $40,182               112,491
     9                .36                $40,182               118,741
     10               .34                $     0(2)                  0(2)
     11               .33                $     0(2)                  0(2)
     12               .39                $40,182               109,607
     13               .42                $40,182               101,778
     14               .45                $40,182                94,992
     15               .44                $40,182                97,151
     16               .46                $40,182                92,927
     17               .47                $40,182                90,950
     18               .48                $40,182                89,055
     19               .47                $40,182                90,950
     20               .47                $40,182                90,950
     21               .47                $40,182                90,950
     22               .47                $40,182                90,950

---------


(1) The share prices are for illustrative purposes only and should not be interpreted as a prediction of our share price.

(2) Excluded because the volume-weighted average price is below the threshold specified in this hypothetical draw down notice.

         After excluding the days that are below the threshold amount, the total of our draw down in this example would be $803,636 and the total number of shares of common stock we would issue to Ironhead for this draw down request would be 2,012,238, so long as those shares of common stock would not cause Ironhead to beneficially own more than 9.9% of our outstanding common stock. Ironhead would pay an average of $0.3994 per share for these shares of common stock.

         In the above example, at the settlement on the 13th trading day, we would receive $361,636 less a 5% fee to GKN Securities, the placement agent, and less a $1,000 escrow agent fee, resulting in net proceeds of $342,555 for the first settlement period.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

         The shares of common stock owned, or which may be acquired, by the selling securityholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between sellers and purchasers without a broker/dealer.

         In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling securityholders in amounts to be negotiated.

         Ironhead is deemed an "underwriter" and GKN Securities may be deemed an underwriter with respect to the shares which may be sold by it, and any broker/dealers who act in connection with the sale of the shares hereunder may also be deemed underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling securityholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

         In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         We will not receive any of the proceeds from the sale of the shares by the selling securityholders. However, we will receive the sale price of any common stock that we sell to the securityholders pursuant to the warrants or the private equity line. Any proceeds we receive from the exercise of the warrants and the sale of the shares under the private equity line will be used for general corporate purposes. We have agreed to pay the costs of registering the shares under this prospectus, including legal fees, commissions and other expenses of resale of the common stock.

         We have advised the selling securityholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling securityholder that in the event of a "distribution" of the shares owned by the selling securityholder, such selling securityholder, any "affiliated purchasers" and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods"" We have also advised the selling securityholders that Rule 101 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

         The selling securityholders are subject to the applicable provisions of the Exchange Act, including, without limitation, Rules 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution.

         In addition, in connection with the transactions in the common stock, we and the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the Rules set forth above, and in so far as we and the selling securityholders are distribution participants, Regulation M. These restrictions may affect the marketability of the common stock. The selling securityholders will pay all commissions and certain other expenses associated with the sale of the common stock.

         We will use our best efforts to file, during any period in which offers or sales are being made, one or more post effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act, that a supplemental prospectus be filed, disclosing

         o        the name of any such broker/dealers;

         o        the number of shares of common stock involved;

         o        the price at which the shares of common stock are to be sold;

         o the commissions paid or discounts or concessions allowed to such broker/dealers, where applicable;

         o that such broker/dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         o        any other facts material to the transaction.

         The price at which we will issue the common stock to Ironhead under the stock purchase agreement will be 94% of the volume weighted average price for each trading day in the 22 day pricing period with respect to each draw down request, all as further defined in the common stock purchase agreement. In connection with the private equity line, we granted warrants to the selling securityholders, which are exercisable for $.42 per share of common stock at any time prior to March 27, 2006. The warrants will also be deemed underwriting commission under the Securities Act.

GRANT OF REGISTRATION RIGHTS

         We granted registration rights to the selling securityholders to enable them to sell the common stock they may acquire under the line of credit or upon the exercise of the warrants. Notwithstanding these registration rights, we have no obligation:

         o to assist or cooperate with the selling securityholders in the offering or disposition of their shares;

         o to obtain a commitment from an underwriter relative to the sale of any of the shares; or

         o        to include the shares within any underwritten offering.

         The registration rights agreement with Ironhead permits us to suspend the resale of the shares Ironhead has purchased under the private equity line for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If we suspend the ability of Ironhead to resell shares at any time during the 22 trading day period or the ten trading days following such period and our stock price declines during the suspension period, we must compensate Ironhead for any net decline in the market value of any shares purchased, or committed to be purchased, by Ironhead through the suspension period. We will be required to pay Ironhead an amount determined by calculating the difference between the highest daily weighted average price of our common stock during the suspension period and the weighted average price of our common stock on the day after the suspension period ends.

                             SELLING SECURITYHOLDERS

         The following table sets forth the name of each selling securityholder, the number of shares of common stock and the number of shares underlying the warrants owned by each selling securityholder and the percentage of our common stock held by each selling securityholder. The percentage of shares owned is calculated assuming all warrants and private equity line shares are purchased and is based on a total of 91,991,313 shares issued and outstanding as of March 13, 2001. Because the selling securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling securityholder or that may be subsequently owned by any selling securityholder.

         The shares offered by this prospectus may be sold from time to time by the selling securityholders listed below:

                                    PRIVATE EQUITY LINE     TOTAL SHARES
      NAME            WARRANTS           SHARES              REGISTERED
      ----           ----------     -------------------     ------------
 Ironhead            325,000(1)        30,000,000(1)        30,325,000(1)
 GKN Securities      175,500(2)                                175,500
 Brandon Ross(3)     112,000(2)                                112,000
 Jorge Tabuas(3)      10,000(2)                                 10,000
 Lisa McInnes(3)      22,500(2)                                 22,500
 Barry King(3)         5,000(2)                                  5,000

---------

(1) Other than the warrants we issued to Ironhead in connection with closing the common stock purchase agreement, Ironhead does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Ironhead and us other than the private equity line. For a discussion of the shares to be purchased or sold by Ironhead, see "Common Stock Purchase Agreement."

(2) We issued warrants to purchase an aggregate of 325,000 shares of our common stock to GKN Securities and certain of its designees as partial consideration for its services in connection with the private equity line.

(3)      Designee of GKN Securities.


                           PRICE RANGE OF COMMON STOCK

         Our common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. under the trading symbol "MIGR." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for our common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board, Nasdaq Trading and Market Services. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The approximate number of holders of record of our common stock on March 13, 2001 was 831.

                       HIGH          LOW
                     --------     --------
2000
First Quarter        $ 3.2813     $ 0.2900
Second Quarter         2.6875       0.7188
Third Quarter          1.4688       0.8750
Fourth Quarter         1.0156       0.2031
1999
First Quarter          0.5000       0.1150
Second Quarter         0.4200       0.1450
Third Quarter          0.3900       0.0950
Fourth Quarter         0.3200       0.1700

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends or distributions on our common stock during the past two fiscal years or during 2001. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. The declaration of dividends in the future will be determined by our board of directors based upon earnings, financial condition, capital requirements and other relevant factors.

         Pursuant to the shareholders agreement between us and certain stockholders, dated as of January 25, 2000, we may not declare or pay dividends, or make any distribution with respect to, our capital stock without the approval of 70% of the members of our board of directors.

         Our agreement with MJ Capital Partners III, L.P., dated November 16, 1998, restricts our ability to declare or pay any dividends as long as any obligation under the agreement remains outstanding. Pursuant to an assignment and assumption agreement, dated as of January 26, 2001, MJ Capital Partners, III, L.P. assigned its rights and obligations under the agreement to BEM Capital Partners, L.P., leaving the provisions of the agreement unchanged.

                                 CAPITALIZATION

The following table sets forth our capitalization at December 31, 2000:

o        On an actual basis;

o        On a pro forma basis after giving effect to:

         Issuance of all 30,000,000 shares of our common stock pursuant to the private equity line at an average exercise price per share of $0.667 and the exercise of all 650,000 shares under the warrants at an exercise price of $.42 per share. We will incur a 5% fee payable to GKN Securities related to the 30,000,000 shares of common stock issued under the equity line of credit plus a $1,000 escrow fee for each settlement date. The pro forma column assumes 30 settlement dates and includes estimated offering expenses of $50,000.

o        On a pro forma as adjusted basis after giving effect to:

         Conversion of the $3,750,000 of convertible promissory notes into 30,000,000 shares of our common stock at $0.125 per share. Provisions of this convertible promissory note include automatic conversion upon closing of a sale of our common stock in one or more transactions in which we receive aggregate proceeds of at least $5,000,000.

         Repayment of a $565,000 note dated December 1, 2000 and exercise of our right to require the note holder to exercise previously issued warrants to purchase 2,825,000 shares of our common stock at $0.20 per share. Provisions of this note require repayment upon closing of any equity transaction by us which raises proceeds of $2,000,000. This note further provides for us to require the note holder to use the note payment proceeds to execute warrants held by the note holder.

This table should be read with our Financial Statements and the Notes thereto.

                                                                      DECEMBER 31, 2000
                                                     ---------------------------------------------------
                                                                                            PRO FORMA
                                                         ACTUAL           PRO FORMA         AS ADJUSTED
                                                     -------------     -----------------   -------------
Cash                                                 $     242,254      $  19,435,254      $  19,435,254
Long-term debt and notes payable
    Current portion of long-term debt and
        Notes payable                                      574,643            574,643              9,643
    Long-term portion of notes payable                   3,769,880          3,769,880             19,880

Preferred stock, $0.001 par value;
   50,000,000 shares authorized, none
   issued or outstanding                                        --                 --                 --
Common stock, $0.001 par value;
   200,000,000 shares authorized,
   91,353,074 shares issued and 81,488,625
   outstanding, actual; 154,828,074 shares
   issued and 144,963,625 shares outstanding, as
       adjusted                                             91,353            122,003            154,828

Additional paid-in capital                              20,989,692         40,152,042         44,434,217
Deferred stock compensation                             (1,827,396)        (1,827,396)        (1,827,396)
Treasury stock, at cost (9,864,449                      (1,777,891)        (1,777,891)        (1,777,891)
   shares)
Accumulated deficit                                    (21,831,317)       (21,831,317)       (21,831,317)
                                                     -------------      -------------      -------------
   Total stockholders' equity (deficit)              $  (4,355,559)     $  14,837,441      $  19,152,441
                                                     =============      =============      =============
Fully Diluted Shares Outstanding                        81,488,625        112,138,625        144,963,625
                                                     =============      =============      =============


THIS TABLE EXCLUDES OPTIONS TO PURCHASE 22,088,135 SHARES OF COMMON STOCK AT A WEIGHTED AVERAGE EXERCISE PRICE OF $0.3280 PER SHARE AND WARRANTS TO PURCHASE 6,116,008 SHARES OF COMMON STOCK AT A WEIGHTED AVERAGE EXERCISE PRICE OF $0.1984 PER SHARE.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         The purpose of the following discussion and analysis is to explain the major factors affecting MigraTEC's results of operations and variance of results between periods. The following discussion of MigraTEC's financial condition and results of operations should be read along with the financial statements and notes to the financial statements included in this prospectus.

         Management believes that the net loss for the year ended December 31, 2000 was primarily due to the Company's focus on development activities which did not produce significant revenue but which, nevertheless, allowed MigraTEC to significantly develop its upgraded 32 to 64-bit migration technology, as well as enhance other automated migration tools. Management believes that its development activities in 2000 positioned MigraTEC for the introduction of its technology into the market during 2001.

         A portion of MigraTEC's product line and services are designed for use with the Intel(R) Itanium(TM) 64-biT processor. On April 17, 2000, subsequent to over six months of testing of MigraTEC's 32 to 64-bit upgrade technology by Intel, MigraTEC entered into a software license agreement with Intel. Under the terms of the agreement, MigraTEC granted a royalty-free license to use its migration software products to Intel for internal use. The license is perpetual, but may be terminated by MigraTEC after 12 months upon 90 days' notice. The agreement allows Intel to use MigraTEC's technology at Intel's Application Support Centers to educate independent software vendors on the use and application of the technology. The agreement also requires Intel and MigraTEC to use their best efforts to create and execute a joint marketing plan related to the introduction and dissemination of MigraTEC's technology. The implementation of the joint marketing plan is intended to include website links, training, press releases, industry event participation and testimonials.

         The demand for MigraTEC's 32 to 64-bit migration products and services largely depends on the introduction of the Intel(R) Itanium(TM) 64-bit processor, which was originally expected in the summer of 2000. During the quarter ended September 30, 2000, Intel released an earnings report announcing that introduction of the Intel(R) Itanium(TM) 64-bit processor would be delayed until the first half of 2001. MigraTEC's management believes that this delay will result in a similar delay in the demand for MigraTEC's initial products and services, but will not substantially impact the longer-term potential market for the Company's products and services. However, if the Intel(R) Itanium(TM) 64-bit processor is not successfully introduced in the first half of 2001, MigraTEC's results of operations and financial condition will be materially adversely affected.

         In May 2000, MigraTEC entered into a consulting agreement with Dell to provide migration technology expertise, migration process expertise, process consultation services and Migration Workbench(TM) technology to a minimum of ten Dell precision Workstation ISVs and customers. This agreement provides these ISVs and customers the opportunity to upgrade an initial software application to the 64-bit Intel(R) Itanium(TM) platform using MigraTEC's technology. The initial applications represent only a small fraction of the total code needing to be migrated. MigraTEC believes that the Company will have the opportunity to contract with these ISVs and customers to upgrade a significant number of additional applications as a result of this agreement.

         During the second quarter of 2000, MigraTEC also began working with IBM's Monterey development team to adapt MigraTEC's software migration technology to provide an automated path for migrating 32-bit applications to the 64-bit Monterey environment. Management believes that this is the first step in introducing MigraTEC's software migration technology to IBM's ISVs and the UNIX marketplace. IBM renamed its Monterey Operating System AIX 5L in the summer of 2000.

YEAR ENDED DECEMBER 31, 2000, COMPARED TO YEAR ENDED DECEMBER 31, 1999

Revenues

         During 2000, MigraTEC's revenues decreased by approximately 78% to $201,500, compared to $905,179 for 1999. Management believes that this decrease is attributable to MigraTEC shifting its strategic focus from selling Y2K products in 1999 to development of its new technology.

Operating Expenses

         MigraTEC's total operating expenses increased by approximately 58% to $6,595,313 during 2000, compared to $4,178,175 for 1999.

         The majority of MigraTEC's costs and expenses are related to compensation costs. MigraTEC's operating expenses were higher in 2000 as compared to 1999 because MigraTEC employed an average of 38 individuals during 2000, as compared to an average of 26 individuals in 1999.

         Costs of revenues decreased approximately 65% to $50,173 during 2000, as compared to $141,650 for 1999. Costs of revenues in 2000 and 1999 consist of personnel costs and benefits directly attributable to the associated revenues. This decrease is a result of MigraTEC's change in focus from selling and servicing its Y2K products to selling and marketing its software migration technology.

         Selling and marketing expenses increased approximately 260% to $1,021,142 during 2000, as compared to $283,491 for 1999. This increase was the result of MigraTEC adding an average of 3 individuals to its selling and marketing staff in 2000. This represents an increase of 78% over 1999 staffing levels. Increased staffing was necessary to market its software migration technology. In 2000, MigraTEC incurred expenses of approximately $371,000 for marketing and market research to determine the scope and magnitude of the market for MigraTEC's software migration technology. This represents an increase of approximately $344,000 over 1999.

         Research and development expenses increased approximately 64% to $2,434,125 during 2000, as compared to $1,485,281 for 1999. This increase was the result of MigraTEC adding an average of 9 individuals to its research and development staff in 2000. This represents an increase of 66% over 1999 staffing levels. Additional staffing was necessary to continue development of its software migration technology.

         General and administrative expenses increased 36% to $3,089,873 during 2000, as compared to $2,267,753 for 1999. The increase in general and administrative expenses in 2000, as compared to 1999, was due to increases in
(i) insurance, which increased $106,294; (ii) director fees, which increased $82,500; (iii) legal and accounting fees, which increased $362,129 and (iv) stockholder meeting expenses, which increased $84,290.

         In 2000 MigraTEC issued options to purchase an aggregate of 12,185,382 shares of common stock to directors, officers and employees, some of which have exercise prices less than the market value at the date of grant. The aggregate excess of the market value as compared to the exercise price at the date of grant was deferred and will be amortized as compensation expense over the respective vesting periods. The amount amortized as compensation expense in 2000 was $1,147,604. This total was expensed $1,014,271, $100,000 and $33,333 to general and administrative, selling and marketing and research and development costs, respectively. In 1999, MigraTEC did not issue any stock options to directors, officers or employees which were exercisable at prices below market value at the date of grant, and MigraTEC did not have any deferred compensation expense from previous grants. In August 1999, MigraTEC entered into a stock option agreement in settlement and replacement of a prior stock option agreement entered into by MigraTEC and EAI Partners, Inc. and recorded an expense of $706,500 which was included in general and administrative expenses. MigraTEC did not incur any similar expense in 2000.

Interest And Financing Expense

         MigraTEC's interest and financing expense increased to $3,863,615 during the year ended December 31, 2000, as compared to $415,292 for 1999. Interest expense increased to $3,828,685 during 2000, as compared to $228,299 for 1999. In 2000, the Company recorded $3,750,000 of interest expense in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." The expense recorded relates to the convertible secured promissory notes payable and related warrants issued with a conversion price below the market price of the Company's common stock at the date of issuance. Financing fees decreased 81% to $34,930 during 2000, as compared to $186,993 for 1999. Financing fees in 1999 represent the amortized portion of fees paid in connection with issuance of debt in prior years. This debt was converted into common stock of the Company in 1999.

Other Net Income

         Other net income in 2000 was $64,298, as compared to $279 in 1999. In 2000, MigraTEC was able to invest in short-term interest bearing investments using funds received from the $3,750,000 convertible secured promissory notes issued in the first and second quarters of 2000.

Provision For Income Taxes

         As a result of operating losses for 2000 and 1999, MigraTEC has not had a federal income tax obligation. During the year ended December 31, 2000, MigraTEC incurred a net operating loss for federal tax purposes of approximately $9,470,000. No tax benefit has been recorded due to the uncertainty that the Company will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The net operating loss carryover for the year ended December 31, 2000 will expire in 2015. MigraTEC has aggregate net operating loss carryforwards for federal tax purposes totaling approximately $19,649,000, which will expire between 2011 and 2015.

Extraordinary Items

         In 1999, MigraTEC incurred a loss of $496,069 related to the restructuring of MigraTEC's senior secured promissory notes. These notes were in default at maturity in 1999. MigraTEC successfully restructured this debt by converting such notes into MigraTEC common stock at $0.125 per share. Additionally, the exercise price for warrants associated with this debt was reduced from $0.35 per share to $0.20 per share, and the expiration date was extended one year to July 2001.

Net Loss

         For the year ended December 31, 2000, MigraTEC incurred a net loss of $10,193,130 or $0.13 per share, as compared to a net loss of $4,184,078 or $0.08 per share for the year ended December 31, 1999.

Liquidity And Capital Resources

         Net cash used by operating activities was $5,097,689 for 2000, which resulted from the operating loss, decreased principally by non-cash charges of $5,095,441. This compares to net cash used by operating activities of $2,339,753 for 1999, which resulted from the operating loss decreased principally by non-cash charges of $1,844,325.

         At December 31, 2000, MigraTEC had a net working capital deficit of $772,853, compared to a net working capital deficit of $1,394,471 at December 31, 1999.

         At December 31, 2000, MigraTEC had cash of $242,254 and $15,000 in outstanding accounts receivable, compared to cash of $1,417 and $160,700 in outstanding accounts receivable at December 31, 1999.

         At December 31, 2000, MigraTEC's outstanding debt obligations included
(i) $565,000 in a short-term promissory note, (ii) $3,750,000 in two long-term convertible notes, (iii) $28,565 in a note payable relating to a settlement with a former employee, and (iv) $958 in advances from an investor. At December 31, 1999, the Company's outstanding debt obligations included (i) $273,341 in short-term loans (net of $19,159 unamortized discount), (ii) $56,165 in other notes payable relating to settlements with a vendor and a former employee, (iii) $532,545 in advances from outside investors, (iv) $61,503 due to a consultant for services, and (v) $58,362 (net of $1,638 unamortized discount) in advances from a director and officer.

         During 2000, MigraTEC received net proceeds of $5,517,070 from financing activities. MigraTEC received (i) $2,177,108 in connection with the issuance of common stock, and (ii) $4,315,000 in proceeds from long and short-term loans from three investors. The cash proceeds were offset by $975,038 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under capital leases. During 1999, the Company received net proceeds of $2,423,435 from financing activities. The Company received (i) $1,738,197 in connection with the issuance of common stock, and (ii) $923,206 in proceeds from short-term loans from various investors, directors and an officer. The cash proceeds were offset by $237,968 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under a capital lease.

         MigraTEC had substantial operating losses during 2000 and the prior three years. MigraTEC began active operations in January 1991, and while MigraTEC has experienced certain periods of profitability since inception, it has sustained substantial losses in recent years. For the years ended December 31, 2000, 1999, 1998 and 1997, MigraTEC incurred net losses of $10,193,130,
$4,184,078, $3,458,075 and $2,517,606, respectively. At December 31, 2000,
MigraTEC had an accumulated deficit of $21,831,317.

         In January 2000, MigraTEC entered into a private placement agreement that has provided it with $3,750,000, which is the maximum funding under this agreement. MigraTEC plans to raise additional capital in 2001 to fund expanded sales and marketing as well as development efforts and other normal operating costs. MigraTEC will need substantial additional capital over the next twelve months to develop and aggressively market its new products and services. Results of operations in the future will be influenced by numerous factors including, but not limited to:

o internal technological developments and those of MigraTEC's technology partners, such as Intel, IBM and Dell;

         o the successful introduction of the Intel(R)Itanium(TM)64-bit processor in the first half of 2001;

         o rapid and wide-spread adoption of automated migration technology;

         o further development and protection of MigraTEC's proprietary software products and services;

         o expansion of MigraTEC's marketing program and market acceptance of its products and services;

         o capacity to further identify MigraTEC as a migration solutions provider;

         o MigraTEC's ability to control increases in expenses associated with sales growth and other costs;

         o        the availability of substantial additional funding; and

         o MigraTEC's ability to attract and maintain a skilled and cohesive management group.

         MigraTEC's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. If MigraTEC is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, MigraTEC will be unable to continue as a going concern.

                                    BUSINESS

GENERAL

         We design, develop and market proprietary software code engines that automate the migration and upgrade of software applications between operating systems (e.g., Windows, Unix, Linux) and between hardware architectures (e.g., IA-32, IA-64, SPARC-32, RISC-32). Our patent-pending technology enables businesses to substantially reduce the costs of migrating legacy software applications to more powerful operating environments, while optimizing the code for the new environment and improving its quality. Our code engines can dramatically increase the efficiency and productivity of a programmer. With our automated processes, a programmer can effectively upgrade 20 to 25 times more lines of code per day as compared to the typical manual migration process. In addition to this baseline improvement in project completion timelines, the products enhance overall quality assurance and mitigate project risk by imposing standardization of the processes and ongoing software code documentation.

         We generate revenue by (i) licensing our technology and software maintenance solutions to ISVs and Systems Integrators who then act as distribution partners by using our solutions to aid in the delivery of their services; (ii) providing migration services directly to customers; and (iii) consulting on specific migration assignments.

         Although our migration products are only now coming to market, we have established strategic technology partnerships with Intel and IBM, and a consulting agreement with Dell. We expect to develop similar relationships with other companies such as Hewlett-Packard, Unisys and Microsoft.

         We were established in 1991 and, prior to 2000, concentrated on software consulting and Y2K remediation. We have restructured our operations and research and development activities to concentrate on selling migration software and services. These products are only now entering the commercial marketplace. As a result, we expended well over 80% of our time and efforts to research and development activities in 1999 and 2000. In 2001, we expect this percentage to decrease significantly due to increased sales and marketing efforts.

         Our offices are located at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234-9421. Our wholly-owned operating subsidiary, One Up Corporation, a Texas corporation, was merged into MigraTEC in February 2000. We were formerly a Florida corporation, but reincorporated in the state of Delaware in August 2000.

INDUSTRY OVERVIEW

         The Internet and e-commerce are revolutionizing the way business is conducted. Being able to fully exploit the opportunity this revolution represents demands the creation of a new, more powerful and more capable technological infrastructures. Original equipment manufacturers and developers of operating systems are focusing on building these new infrastructures, with the result being that legacy platforms are becoming rapidly outdated and far more difficult - if not impossible - to support. Businesses that are deploying the new technologies are faced with the unpalatable choices of (i) abandoning previous investments in software and writing all new programs (a prohibitively expensive and time-consuming process) or (ii) modifying the software programs that run their businesses today, so that they will run efficiently in the new environment (a less expensive but equally time-consuming process known as "software migration"). A significant benefit of this second option, however, is that a business can leverage past investment and can continue to depend on software that contains the rules it has refined and perfected over time.

         Historically, migration of software to a new technological base has been done manually. However, the typical manual migration is highly problematic for a number of reasons, including the following:

         o Too slow: In a competitive environment, businesses cannot afford to wait the time required to upgrade manually (for example, the earlier 16-bit to 32-bit migration took the industry over ten years to complete).

         o Not enough resources: We estimate that on average, a capable software engineer can migrate only about 1,000 lines of computer code per day. Information technology (IT) industry sources report that an estimated 300,000 IT jobs were unfilled during 2000, making it virtually impossible for businesses to hire the substantial number of additional programmers required for migration activities.

         o Too expensive: Estimates and previous manual migration experience have shown that the cost for manually migrating an average line of code is approximately $0.75 to $1.25, and expected to increase as a result of the ever-increasing shortage of skilled labor. With potentially billions of lines of code world-wide needing to be migrated, the total cost is unacceptable.

         o Quality is more important than ever: The fundamental drivers of the need to migrate - realizing the full potential of the Internet and e-commerce - also demand that the programs that are migrated to the new environment perform 24 hours a day and 7 days per week without failure. Experienced IT professionals know that, due to the repetitive and tedious nature of performing a manual migration, the quality of the end product does not meet this standard.

MARKET OPPORTUNITY

         We focus on migration involving "C" and "C++" code. Estimates by the Aberdeen Group, a widely respected information technology consultant, indicate that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This market size equates to over 20 billion unique lines of code in the United States alone that are actively maintained and tens of billions more that are customized versions of prepackaged code. World-wide, Aberdeen estimates there are over 100 billion unique lines of code with potentially tens of billions of additional lines in customized code. Over time, with the movement by original equipment manufacturers towards more powerful platforms and the abandonment of older platforms, a substantial portion of this code will need to be migrated to more capable hardware platforms and operating systems.

         Current costs to manually upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. By contrast, our automated code migration engines permit us to migrate code at a small fraction of that cost. The majority of this code (70% or more) is thought to reside in the custom code of corporate enterprises, with the remainder belonging primarily to the thousands of individual ISVs. Clearly the task of migrating even a small fraction of this massive base over the next five years is a daunting one.

         While the initial set of products that we have developed and are bringing to market are focused on migrating software from the 32-bit to the 64-bit environment that will be created with the introduction of the Intel IA-64 chip known as "Itanium(TM)," there is currently significant demand for 32 bit to 32 bit (or platform to platform) migration technology as well. A typical enterprise information system consists of multiple file servers running on disparate platforms. For example, a manufacturing company may have their engineering applications running on Sun Solaris, their financial accounting systems on IBM, AIX and their customer relationship management systems on Microsoft NT. With IT budgets shrinking and resource availability declining, companies have adopted a strategy of server consolidation to reduce their total cost of ownership. These initiatives allow companies to dramatically reduce their IT budgets and costs by decreasing the number of different systems/environments they utilize and therefore have to support. An IBM study conducted in 1999 indicated that roughly $65 billion will be spent over a five-year period on software, hardware and services to facilitate server consolidation. A key component of any server consolidation effort is the migration of the software to the surviving platform/environment. The introduction and rapid market penetration of the open source Linux operating system has served to not only highlight this need but also to grow this market.

         The potential market for our products/services consists of C/C++ based business application code, and can be segmented primarily by the operating system on which the code runs.

         According to the Aberdeen Group, while Unix remains the largest operating platform and is growing at 11% per year, the Windows operating platforms (NT and 2000) are growing at 25% per year and Linux is growing at 25% or greater per year. Our MigrationSUITE(TM) enables the efficient upgrading of business applications from 32-bit to 64-bit systems both within and across Unix and Windows NT platforms. In addition, the MigrationSUITE(TM) also enables 32-bit to 32-bit migration within and across these platforms.

         Assuming that server operating system revenue market share is a reasonable proxy for code written for each environment, Unix based code offers the single largest pool of code, while the Windows and Linux bases are growing most rapidly.

                                MARKET SHARE 1995-2000
       OPERATING SYSTEM              (BY REVENUE)              PER ANNUM GROWTH
       ----------------         -----------------------        ----------------
Unix                                     75%                    11%   per year
Microsoft Windows (NT; 2000)             24%                    25%   per year
Linux                                     1%                    25% + per year


THE MIGRATEC SOLUTION

         We believe that the overwhelming need for businesses to migrate software, when combined with the inherent problems and issues of manual migrations, presents a very large market opportunity. By automating the majority of the migration process, substantial benefits result:

         o Faster: Using MigrationSUITE(TM) a programmer can migrate more than 10,000 lines of code per day - ten times the manual rate. The sheer "volume of code" issue, therefore, can be easily addressed by deploying additional software, not hiring an army of programmers.

         o Frees up critical resources: Because of the intelligence built into the product, a less qualified (therefore less expensive) programmer can perform the migration, allowing a company to keep its highly skilled, high-cost computer engineers focused on developing new programs and generating new revenue.

         o Less expensive: Due to the dramatically decreased labor content, shortened cycle time and improved quality, the cost of migrating a line of code using the MigrationSUITE(TM) is a fraction of that of a manual process.

         o Near perfect quality: Because of the ability to replicate actions perfectly time and again, the quality of an automated migration using MigrationSUITE(TM) is virtually flawless.

         In addition to providing the benefits shown above, MigrationSUITE(TM) reduces the risk typically associated with a migration project. It helps ensure a project's successful completion - on time and within budget estimates. By providing ongoing documentation of systems changes as they evolve, MigrationSUITE(TM) protects a company's investment in its enterprise information systems.

PRODUCT LINES

         Our MigrationSUITE(TM) assists in the migration and porting of software written in the C/C++ language from one technological environment to another (for example, Win32 to Win64, Unix to Unix, Windows to Unix/Linux and vice versa). The underlying breakthrough technology that makes this possible is our proprietary source code analysis and migration engine called the Migration Workbench(TM). Our products are built on the Migration Workbench(TM) technology and facilitate solutions to migration problems related to specific platform problem domains. The "Direct(TM)" series of products assists customers in migrating applications from one platform/operating environment to another. Our

"64Express(TM)" product series helps customers deliver their applications on the new 64-bit operating systems, including Windows 2000/64, Linux IA64 and AIX 5L among others.

         Our existing product line consists of the following:

MigrationSUITE(TM) to Windows includes:

         o Visual Direct(TM) assists in the migration of Unix applications to Microsoft Windows Visual Studio.

         o 64Express(TM) to Windows enables rapid migration of existing 32-bit Windows applications to 64-bit Windows on Intel's IA-64 architecture.

MigrationSUITE(TM) to Linux includes:

         o 64Express(TM) to Linux enables rapid migration of existing 32-bit Linux e-commerce applications to 64-bit Linux on Intel's IA-64 architecture.

MigrationSUITE(TM) to AIX includes:

         o VA Direct(TM) addresses the first step in migrating AIX applications to the new AIX 5L for IA-64, which is upgrading applications to the most current version of IBM's Visual Age compiler.

         o 64Express(TM) to AIX 5L enables rapid migration of existing 32-bit AIX applications to 64-bit AIX on Intel's IA-64 architecture.

Current product development efforts will leverage the underlying Workbench technology by building specific tools to assist businesses in cross platform migrations among platforms and software code analysis.

         At the core of the MigrationSUITE(TM) is a patent-pending technological engine, which we believe to have broader applicability in solving additional business problems in both the applications as well as the operations portion of the information technology world.

         This core source code analysis engine supports a large variety of existing and potential products focused on migration (to a new processor - 64Express(TM), a new Compiler version - VA Direct(TM), or operating system (such as "To Linux")). It can also provide analytical data to permit automated documentation of application architecture in support of Client/Server Tier isolation, reoffering of embedded User Interface code with a Java Client, or a suite of tools to support maintenance of an existing set of source code.

COMPETITIVE ADVANTAGES

         Unique and Proprietary Software Addressing a Market Need

         Over the past two years, we have invested the majority of our efforts in developing our code engines and building our unique propagation abilities across the industry's major hardware and software platforms. This investment has created a technological advantage in our proprietary source code analysis engine. Unlike the traditional and manual approaches to analyzing source code by
(i) text scanning, (ii) using a formal specification language or (iii) mathematical rendering in algebraic notation, we use syntactic and semantic analysis based on a customized parse of the source code. This approach automatically permits:

         o extraction of contextual attributes to support identification of issues specific to a migration such as a 32-bit to 64-bit upgrade;

         o        identification of data relationships and sequences;

         o        data flow tracing to identify the impact of a change; and

         o        grouping or extraction of related data and functionality.

         Upgrades Legacy Software at Low Cost

         We believe that our migration solutions produce the following key benefits for businesses:

         o Significantly reduces the cost of migrating software while dramatically enhancing the quality of the end product.

                  o        reduces average time for migration by over 60%;

                  o reduces labor input into migration effort on average by over 80%;

                  o reduces test cycle dramatically by producing virtually error-free source code due to automated generation capability; and

                  o greatly improves accuracy of project planning efforts by providing accurate data concerning the effort which is otherwise unavailable.

         o Maximizes current technology investment. A business can retain the functionality of current software applications as they are upgraded or migrated to a new operating system, thereby maximizing the investment in their current technology.

                  o        Businesses do not have to rewrite custom code;
                           instead, they can migrate it in a cost effective manner.

         o Minimizes or eliminates retraining expense. Much of the productivity that comes from new technology can be exploited without the corresponding need to retrain every user of that technology. Migration of the user interface allows the application to keep the current "look and feel" on the new platform, thereby eliminating otherwise significant retraining expense.

         o        Focuses information systems staff on application enhancements.
                  Skilled information systems staff is a precious commodity and should be assigned to projects with the highest return on investment to the business. By using our automated technology, such staff will not be burdened with the time-consuming process of manual migration.

                  o In today's labor-constrained environment, most information systems departments and software businesses are under tremendous pressure to develop new products that will generate incremental revenue. Migrating applications manually only helps protect existing revenue streams. Automated migration frees those precious technical resources to focus on new revenue streams while safeguarding existing revenue streams.

         o Significantly reduces the time required for development of new software versions.

                  o In the technology sector, time to market often determines success or failure. Because automated migration is more than 60% faster than writing an application from scratch or manually moving it, businesses who avail themselves of our automated migration products and expertise may have an immediate and significant competitive advantage over their competition.

         o Extends life of software applications. Due to the frequent and dramatic changes in computing technology, vendors may abandon a platform. Our technology allows software vendors to offer customers the tactical alternative of simply migrating their current applications to a new platform.

                  o Due to the prohibitive cost of traditional migrations, vendors have abandoned platforms instead of incurring the cost of maintaining them for customers. Our technology and expertise dramatically reduces the cost of the migration, making the extension of life of the software or the supporting of an old platform possible.

         Industry Acceptance and Partners

         In April 2000, following extensive collaboration, we granted Intel a license for its internal use of our migration software products in support of the new Intel(R) Itanium(TM) 64-bit chip, which is expected to enter the market by the end of the first half of 2001. In May 2000, we entered into a consulting agreement with Dell Corporation to provide migration technology and process consultation services to Dell Precision Workstation ISVs and customers. These ISVs and customers can and have used our technology to upgrade an initial software application to the Intel(R) Itanium(TM) 64-bit platform. IBM has included us in the AIX 5L Beta Program, which allOWS us to further develop our products to complement IBM's new AIX 5L Operating System for the 64-bit processor. Additionally, we expect to establish similar relationships with other vendors.

         Highly Experienced Management Team

         Our executive management team consists of a mix of software industry veterans and business professionals and is uniquely qualified to lead and manage a rapidly growing technology business in today's competitive environment.

PRODUCT DEVELOPMENT

         Our current technology is primarily focused on (i) automating the migration of software from 32-bit to 64-bit environments and (ii) automating migrations of software from one 32-bit environment to another to capitalize on the market presented by server consolidation activities. We also have aggressive plans to leverage the proprietary core software analysis technology we have developed to solve a variety of additional IT related business problems. Specifically, these plans focus on delivering operations/maintenance solutions for use by systems integrator consultants and virtually every IT department in businesses throughout the U.S. These solutions are designed to substantially increase the efficiency of both consultants and IT departments by providing real-time visibility into the software environment in which one is operating, and to allow users to not only document changes they make to that environment, but also to see the impact of those changes prior to making them.

         We are also currently evaluating the market potential for additional future products, such as computer language conversion software and products to address the burgeoning wireless marketplace.

         We previously announced formalized efforts to better protect our intellectual property. The first phase of this initiative resulted in a patent application for "System and Method for Automated Identification of Computer Program Code Fragments with Variable Confidence Factors." Claims have been allowed and an issue fee has been submitted to the Patent and Trademark Office; therefore, we expect this patent to be issued in mid-2001. We intend to continue such efforts by seeking additional patents as warranted.

TECHNOLOGY PARTNERS

         Today, Intel and IBM are our two primary technology partners. We are developing and formalizing relationships with additional technology partners, including Microsoft, Sun Microsystems and Hewlett-Packard.

DISTRIBUTION STRATEGY

         We currently have a direct sales force that generates revenue by licensing our products to both ISVs and other businesses. We intend to leverage the capabilities and relationships of the major systems integrators to introduce our technology to the market in a timely and efficient manner. We generate revenue by licensing our technology to systems integrators who act as distribution partners by using our solutions to perform outsourced projects for their own consultants. We anticipate these licenses to be structured primarily on a per line of code pricing basis. Additionally, we plan to generate another stream of revenue through the direct delivery of migration and consulting services.

         During the development and initial market introduction of our MigrationSUITE(TM) products, we forged a series of significant and invaluable relationships with industry partners such as Intel, Dell and IBM and expect to build additional partnerships to meet key business needs. To date, these partners have facilitated our development by providing us with technical resources to speed the adaptation of our technology to their platforms, by providing beta customers and by assisting in marketing the MigrationSUITE(TM) to their customers and industry partners.

         In order to leverage existing customer bases and sales and marketing infrastructures, our sales model focuses on developing relationships with large organizations that provide application development, maintenance, conversion and upgrade services. Currently, our primary strategy is to partner with technology companies introducing 64-bit operating systems and hardware and to focus on offering migration of software to run on these systems. Our management believes that its partnering strategy will provide:

         o partners that can direct development efforts towards emerging markets and growing customer bases;

         o partners with extensive sales and marketing resources and a vested interest in placing the end product into the market; and

         o        funding necessary to expand key development efforts.

COMPETITION

         Currently we are not aware of any direct competitors (e.g., other companies with an automated software solution to the migration problem), although we expect that some will emerge as the market develops. The competitive set therefore really consists only of the manual migrations performed by either a company's internal staff using "home grown" tools, or a professional service provider/systems integrator (such as IBM Global Services or EDS). We believe that the value proposition of our code engines is so compelling that these organizations and their efforts should be viewed not as competitors, but rather as potential customers whose jobs will be significantly simplified and whose performance will be dramatically improved through the use of our solutions.

MIGRATION METHOD           MANUAL MIGRATION           USE OF "HOME GROWN TOOLS"(1)             MIGRATEC MIGRATION WORKBENCH(TM)
----------------      --------------------------    ------------------------------        ----------------------------------------
PROS:                 o    Can ultimately be        o    Fairly inexpensive               o    Extremely short cycle
                           done in most every       o    Quicker than manual              o    Very thorough
                           situation                                                      o    Consistent methodology
                                                                                               results in very high quality work
                                                                                          o    Very low labor content (roughly 10%
                                                                                               of manual needs)
                                                                                          o    Relatively inexpensive
----------------      --------------------------    ----------------------------------    ----------------------------------------
CONS:                 o    Very time consuming      o    Only works well with             o    Cost and time to train may exceed
                      o    Extremely labor               relatively "clean" code               benefits in certain cases involving
                           intensive and costly,    o    Very labor intensive and              small amounts of clean code
                           especially if systems         costly
                           integrators are used     o    Slow - fairly long cycle time
                      o    Long cycle time          o    New tools must be developed
                      o    Lots of QA/Test               for most situations
                           required                 o    Lots of QA/Test required

---------

(1) Software utilities that are built by systems integrators or independent software vendors on behalf of an in-house IT department. These utilities are usually focused on performing only a very specific portion of a code migration.

EMPLOYEES

         As of March 13, 2001, we employed approximately 43 full-time personnel, 25 of which are engineers concentrating on developing our software products and platforms, and engaged approximately 3 contract programming consultants for particular projects. None of these employees are covered by collective bargaining agreements and management believes its employee relations are good.

PROPERTIES

         We do not own any real property. Our headquarters are located in Farmers Branch, a suburb of Dallas, Texas. The lease on our office space extends through February 2004 with an option to renew for an additional 60 months at the then prevailing rate and consists of approximately 12,313 square feet. Current annual rents are $203,724.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to our directors and executive officers:

        NAME                AGE                   POSITION
        ----                ---                   --------
Kevin C. Howe               52       Chairman of the Board

W. Curtis Overstreet        55       Director and Chief Executive Officer

T. Ulrich Brechbuhl         37       President, Chief Financial Officer and Secretary

Rick J. Johnson             42       Chief Operating Officer

Richard A. Gray, Jr.        52       Director

Drew R. Johnson             32       Director

         Directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualify.

         Kevin C. Howe has been a director and Chairman of the Board since January 2000. Since May 1991, Mr. Howe has been President of Sage U.S., Inc., a business software publisher. Since March 1999, Mr. Howe has also been the general partner and manager of Mercury Ventures, Ltd., a venture capital firm in Dallas, Texas. Mr. Howe also serves on the board of directors of The Sage Group plc, a publicly traded accounting software publisher in the United Kingdom.

         W. Curtis Overstreet has served as our Chief Executive Officer and as a director since April 1997 and served as President from April 1997 through October 2000. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas, based in Dallas, Texas.

         T. Ulrich Brechbuhl has served as our Chief Financial Officer since March 1, 2000 and President since the third quarter of 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, L.L.C., a Wichita, Kansas-based manufacturer of precision machined parts for the aerospace industry. He continues to serve as a director for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a consultant and manager with Bain & Company, Inc. in Boston, Massachusetts and Dallas, Texas, for four years, where he focused on high technology and aerospace industries.

         Rick J. Johnson has served as our Chief Operating Officer since July 1997, and served as Secretary from July 1997 to March 1998. From 1995 to July 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions, Director of Applications Solutions and Business Manager - West U.S. Area.

         Richard A Gray, Jr. has served as a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas.

         Drew R. Johnson has served as a director since January 2000. He has been a principal of Cardinal Investment Company, a venture capital firm in Dallas, Texas, since 1997. Prior to joining Cardinal, Mr. Johnson was employed with the consulting firm of McKinsey & Company.

         No family relationships exist among our directors and executive officers.

         No events have occurred during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer, promoter or control person.

SIGNIFICANT EMPLOYEES

         Joseph B. Meredith was Vice President of Business Development from 1997 to February 2001 and has been Vice President of Sales since February 2001. Prior to joining us, Mr. Meredith was an account executive for Software AG, Americas, based in Dallas, Texas from 1995 to 1997.

         Sheldon Travis, Vice President of Research, has been with the company since 1995. He has also held senior engineering positions (for both software and hardware) with a variety of companies including Xerox, Adobe and Sprint, and has degrees in both Electrical Engineering and Computer Sciences.

         Simon Mak joined us as Vice President of Marketing in July 2000. Mr. Mak has provided consulting services to various Internet start-ups, and previously worked in sales for Mercury Interactive Corporation, where he assisted in establishing the company's Dallas regional office. Mr. Mak has also worked in sales and engineering for Digital Equipment Corporation and Raytheon.

         Tamie Joeckel, Vice President of Business Development, joined us in February 2001. Ms. Joeckel's business operations experience spans multiple industries and practices, including serving as Chief Financial Officer for a medium-sized holding company and as a financial systems consultant for Arthur Andersen & Co. She gained channel management and marketing expertise in her position as marketing manager for IBM. Upon leaving IBM, Ms. Joeckel started her own computer systems consulting firm, which she sold to Vectrix Corporation, an Internet full-service provider, in the summer of 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During the year ended December 31, 2000, an aggregate of $82,500 was earned by directors for serving on the board of directors. Directors who are not officers or employees of MigraTEC received $10,000 annually, or $2,500 per fiscal quarter, while serving on the board. Mr. Kevin Howe received $60,000 annually, or $15,000 per fiscal quarter, while serving as Chairman of the board. Directors were also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the total compensation paid or accrued by us for the three years ended December 31, 2000 on behalf of each of our executive officers.

                          SUMMARY OF COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
       NAME AND                                                    OTHER ANNUAL   ------------       ALL OTHER
  PRINCIPAL POSITION               YEAR        SALARY      BONUS   COMPENSATION    OPTIONS(#)       COMPENSATION
  ------------------               ----        ------      -----   ------------   ------------      ------------
W. Curtis Overstreet               2000       $127,500      -0-     $18,150(1)     3,000,000(2)          -0-
      Chief Executive Officer      1999       $140,000      -0-         -0-              -0-             -0-
                                   1998       $132,917      -0-     $27,404(3)     6,000,000(4)          -0-

T. Ulrich Brechbuhl                2000       $123,333      -0-         -0-        3,500,000(2)          -0-
      President, Chief Financial   1999       $    -0-      -0-         -0-              -0-             -0-
      Officer and Secretary(5)     1998       $    -0-      -0-         -0-              -0-             -0-


Rick J. Johnson                    2000       $128,917      -0-         -0-          937,500(2)          -0-
     Chief Operating Officer       1999       $117,000      -0-         -0-              -0-             -0-
                                   1998       $121,833      -0-         -0-        1,500,000(4)          -0-

---------

(1) Housing allowance paid directly to Chelsea Homes, Inc. on behalf of Mr. Overstreet. Mr. Deane Watson, a former director of MigraTEC, is President of Chelsea Homes, Inc.

(2)      Options to purchase shares of our common stock granted in 2000.

(3)      Commissions paid to Mr. Overstreet based on revenue.

(4) These options to purchase shares of our common stock were granted in 1998 and voluntarily reduced by each holder by 50% in September 1999. As a result of such reduction, Mr. Overstreet and Mr. Rick Johnson had options to purchase 3,000,000 shares and 750,000 shares of our common stock, respectively, as of December 31, 1999.

(5)      Mr. Brechbuhl joined MigraTEC in March 2000.

         The following table sets forth information with respect to stock options to purchase our common stock issued to our executive officers during the year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)


                                NUMBER OF SECURITIES    PERCENT OF TOTAL OPTIONS    EXERCISE    MARKET
          NAME AND               UNDERLYING OPTIONS      GRANTED TO EMPLOYEES IN      PRICE       PRICE        EXPIRATION
      PRINCIPAL POSITION               GRANTED               FISCAL YEAR (1)         ($/SH)     ($/SH)(2)        DATE
      ------------------        --------------------    ------------------------    --------    ---------  ------------------
W. Curtis Overstreet                  1,500,000                  12.84%               $0.20       $0.73      January 30, 2010
      Chief Executive Officer           750,000                   6.42%               $0.75       $0.73      January 30, 2010
                                        750,000                   6.42%               $0.22       $0.22     December 28, 2010

T. Ulrich Brechbuhl                     600,000                   5.13%               $0.75       $2.58     February 21, 2010
      President, Chief Financial      2,900,000                  24.82%               $0.22       $0.22     December 28, 2010
      Officer and Secretary

Rick J. Johnson                         250,000                   2.14%               $0.75       $0.73      January 30, 2010
      Chief Operating Officer           375,000                   3.21%               $0.20       $0.76      January 31, 2010
                                        312,500                   2.67%               $0.22       $0.22     December 28, 2010

---------

(1) Percent of Total Options is based on options to purchase a total of 11,685,382 shares of our common stock granted to employees during the year ended December 31, 2000.

(2) We deferred the aggregate excess of the market value as compared to the exercise price at the date of grant. Such amount will be amortized as compensation expense over the respective vesting periods.

         The following table sets forth information with respect to stock options exercised and held by our executive officers as of December 31, 2000. The closing bid price for our common stock on December 31, 2000 was $0.2188.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      SHARES          VALUE       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
            NAME AND               ACQUIRED ON      REALIZED         OPTIONS AT FY-END         FY-END EXERCISABLE /
       PRINCIPAL POSITION            EXERCISE          ($)      EXERCISABLE / UNEXERCISABLE        UNEXERCISABLE
       ------------------          -----------      --------    ---------------------------   -----------------------
W. Curtis Overstreet
      Chief Executive Officer       525,000(1)      $909,043       2,850,000 / 2,625,000         $51,230 / $23,500

T. Ulrich Brechbuhl
      President, Chief Financial        -0-              -0-         100,000 / 3,400,000             -0- /     -0-
      Officer and Secretary

Rick J. Johnson
     Chief Operating Officer        300,000         $230,625         554,167 /   833,333         $  9,635 / $ 5,875

---------

(1) On January 25, 2000 and March 28, 2000, Mr. Overstreet transferred options to acquire 125,000 and 400,000 shares of our common stock, respectively, to certain individuals in exchange for releases from prior obligations. The options were exercised in June 2000 and March 2000, respectively.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with Mr. Curtis Overstreet, our Chief Executive Officer, dated April 10, 1997, providing for an annual base salary (currently $140,200) and incentives for salary increases and bonuses to be determined by and subject to the discretion of the board.

         We entered into an employment agreement with Mr. Rick Johnson, our Chief Operating Officer, on July 1, 1997, providing for an annual base salary (currently $135,000) and incentives for salary increases and bonuses to be determined by and subject to the discretion of the board.

STOCK OPTION PLANS

         1999 Plan

         We terminated our prior stock option plan and adopted a new stock option plan in 1999. Under the 1999 plan, we are authorized to issue up to 2,000,000 shares of our common stock as incentive stock options or as non-qualified stock options. The 1999 plan was not approved by the stockholders within one year of adoption by our board of directors, and accordingly, all options granted under the 1999 plan were converted to non-qualified options for federal income tax purposes. A total of 885,366 shares are issuable upon exercise of options currently outstanding under the 1999 plan. We registered the 2,000,000 shares of common stock issuable under the 1999 plan on a Form S-8 filed with the Securities and Exchange Commission (sometimes called the SEC) on March 12, 1999.

         2000 Plan

         In January of 2000, our board of directors approved our long-term incentive plan, which provided for the issuance of up to 7,000,000 shares of our common stock in the form of stock options, dividend equivalent rights or restricted share awards to our directors, officers, employees and consultants. The 2000 plan was approved by our stockholders at our annual stockholders meeting held in June, 2000. In

December 2000, the board of directors approved an additional 7,000,000 shares of our common stock for issuance under the 2000 plan. We anticipate that our stockholders will approve the additional 7,000,000 shares within one year and that we will be allowed to issue a portion of such shares as incentive stock options. As of March 21, 2001, a total of 11,755,286 shares are issuable upon exercise of options currently outstanding under the 2000 plan. We registered the original 7,000,000 shares of common stock available under the 2000 plan on a Form S-8 filed with the SEC on November 6, 2000 and plan to register the remaining shares on a Form S-8 in the near future.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 145 of the Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

         o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or

         o by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

         o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

         o        by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation

         Our certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that we will indemnify all persons whom we may indemnify to the fullest extent permitted by law.

Bylaws

         Our bylaws generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that our directors and officers will at all times be indemnified to the maximum extent permitted by law.

Indemnification Agreements

         We have entered into indemnification agreements with certain of our directors and executive officers. These agreements provide our directors and executive officers with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses, establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

D&O Insurance

         We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

SEC Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January and February 1998, Mr. Deane Watson, our former director who resigned in November 2000, and Mr. Rick Gray loaned us $104,000 and $100,000 respectively, pursuant to convertible notes with interest rates of 10% and 12%, respectively. Mr. Watson and Mr. Gray converted these notes into shares of our common stock at $0.20 per share in March 1998. Accrued interest on the notes was paid in April 1998. In connection with this transaction, Mr. Watson and Mr. Gray also received warrants to purchase 100,000 and 50,000 shares of our common stock, respectively, at prices of $0.01 to $0.20 per share. Mr. Gray exercised these warrants in March 1999 and Mr. Watson exercised these warrants in January 2000.

         In 1999, Mr. Watson received cash compensation of $1,350 for legal services provided to us.

         During 1999, Mr. Watson loaned us $25,000 at an interest rate of 10% and received a warrant to purchase 50,000 shares of our common stock at $0.01 per share. Mr. Watson exercised these warrants in February 1999 and the loan was repaid in February 2000.

         In August 1999, Mr. Gray loaned us $100,000 at an interest rate of 10%. Mr. Gray received a warrant to purchase 20,000 shares of our common stock at $0.01 per share for consulting services in connection with this loan, which he exercised in 1999. We repaid the loan in September 1999.

         During 1999 and 2000, Mr. Mark Myers, a former executive officer of MigraTEC who resigned in January 2000, received warrants to purchase an aggregate of 7,000 shares of our common stock at $.01 per share as compensation for consulting services. He exercised these warrants in January 2000. Mr. Myers also loaned $30,000 to us in January 1999 at an interest rate of 16%. The loan was repaid in February 1999. In connection with the loan, Mr. Myers received a warrant to purchase 3,000 shares of our common stock at $0.01 per share, which he exercised in 1999.

         In August 1999, we entered into an agreement with EAI Partners, Inc. in settlement and replacement of a prior stock option agreement entered into by EAI and the former Chief Executive Officer of MigraTEC in 1996. Pursuant to the August 1999 agreement, EAI was issued an option to purchase an aggregate of 5,903,614 shares of our common stock, exercisable as follows: EAI may acquire 1,903,614 shares at $0.075 per share and the remaining 4,000,000 shares at the greater of $0.20 or 50% of the average closing bid prices per share of our common stock for the five trading days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. As of December 31, 1999, EAI had acquired 1,333,333 shares through the exercise of this option. During the fourth quarter of 2000, we issued to EAI an aggregate of 570,281 shares of our common stock at $0.075 per share, pursuant to the stock option agreement. As of December 31, 2000, an aggregate of 4,000,000 option shares remained exercisable under the agreement. In January 2001, we agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. We agreed to payment terms of $120,000 within forty-five days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. In February and March 2001, EAI exercised an aggregate of 1,111,110 of such options.

         Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined our board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. (Mercury) and MT Partners, L.P. (MT Partners), respectively, in connection with the initial tranche of funding in a three-stage $3,750,000 investment in the company, completed May 1, 2000. As a result of this investment, Mercury and MT Partners each received convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800 and 18,960,200 shares of our common stock, respectively. The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire in increments of 2,000,000 shares on January 25, 2005, March 31, 2005 and May 1, 2005. As of March 13, 2001, Mercury had converted $250,000 of its convertible promissory note into 2,000,000 shares of our common stock and MT Partners had converted $500,000 of its convertible promissory note into 4,000,000 shares of our common stock, exercised warrants to purchase 1,750,000 shares of our common stock and sold 1,749,500 shares of our common stock.

         In December 2000, Mercury loaned us $565,000 with an interest rate that varies between 0% and 10%. This loan is due the earlier of December 31, 2001 or upon the occurrence of a qualified financing transaction. Upon the occurrence of a qualified financing, the loan is to be repaid out of the proceeds of the qualified financing; however, at our request, Mercury will use the loan repayment proceeds to exercise warrants previously issued to Mercury pursuant to the convertible promissory note dated January 25, 2000.

                     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than five percent of our voting securities, for each director and named executive officer, and all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

         All information is as of March 13, 2001. As of such date, 91,991,313 shares of our common stock were outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of March 13, 2001 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

                                            AMOUNT AND NATURE OF
NAME AND ADDRESS(1)                         BENEFICIAL OWNERSHIP      PERCENT OF CLASS
--------------------                        --------------------      -----------------
W. Curtis Overstreet                              3,225,000(3)              3.39%
T. Ulrich Brechbuhl                                 202,500(3)                 *
Rick J. Johnson                                     755,834(4)                 *
Richard A. Gray, Jr.                              3,020,000(5)              3.26%
Kevin C. Howe                                    17,039,800(6)             15.92%
Drew R. Johnson                                         -0-                  -0-
EAI Partners, Inc.                                5,903,614(7)              6.22%
Thomas H. Cabe                                   10,680,800(8)             11.46%
Mercury Fund No. 1, Ltd.                         17,039,800(9)             15.92%
MT Partners, L.P.                                17,210,700(10)            16.36%
Marshall Payne                                   17,210,700(11)            16.36%
Directors and Executive Officers as a group      24,243,134                21.67%

-----------

  *      Less than 1%

(1) The business address for Messrs. Overstreet, Brechbuhl and Rick Johnson is 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234. The address for Mr. Gray is 2611 Cedar Springs, Dallas, Texas 75201. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 2707 Hibernia St., Dallas, Texas 75204. The business address for Mr. Payne, Mr. Drew Johnson and MT Partners, L.P. is 500 Crescent Court, Suite 250, Dallas, Texas 75201. The business address for EAI Partners, Inc. is 1900 Corporate Blvd., Suite 305W Boca Raton, Florida 33431. The business address for Thomas H. Cabe is 5114 Yolanda Lane, Dallas, Texas 75229.

(2) All of these shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.

(3) Includes 200,000 shares issuable to Mr. Brechbuhl upon the exercise of outstanding stock options.

(4) Includes 658,334 shares issuable to Mr. Rick Johnson upon the exercise of outstanding stock options.

(5) Includes 750,000 shares issuable to Mr. Gray upon the exercise of outstanding stock options, 100,000 shares held Mr. Gray's spouse and 100,000 shares held by the Gray Family Trust, of which Mr. Gray is the beneficiary.

(6) Includes 12,200,000 shares issuable to Mercury Fund No. 1, Ltd. upon the conversion of a note and 2,839,800 shares issuable to Mercury Fund No. 1, Ltd. upon the exercise of outstanding warrants to purchase common stock. Mr. Howe exercises voting control over these shares on behalf of the general partner of Mercury Fund No. 1, Ltd. See "Certain Relationships and Related Transactions."

(7) Includes 2,888,890 shares issuable to EAI Partners, Inc. upon the exercise of a stock option.

(8) Includes 1,196,800 shares issuable to Mr. Cabe upon the exercise of outstanding warrants to purchase common stock and 3,500,000 shares held by Phoenix Energy Companies, Inc. Mr. Cabe is the President of Phoenix Energy Companies, Inc. and exercises voting control over these shares.

(9) Includes 12,200,000 shares issuable to Mercury Fund No. 1, Ltd. upon the conversion of a note and 2,839,800 shares issuable to Mercury Fund No. 1, Ltd. upon the exercise of outstanding warrants to purchase common stock.

(10) Includes 11,800,000 shares issuable to MT Partners, L.P. upon the conversion of a note and 1,410,200 shares issuable to MT Partners, L.P. upon the exercise of outstanding warrants to purchase common stock.

(11) Includes 11,800,000 shares issuable to MT Partners, L.P. upon the conversion of a note and 1,410,200 shares issuable to MT Partners, L.P. upon the exercise of outstanding warrants to purchase common stock.

         Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, L.P. See "Certain Relationships and Related Transactions."


                          DESCRIPTION OF CAPITAL STOCK

         Our certificate of incorporation authorizes 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of March 13, 2001, we had 91,991,313 shares of common stock issued and outstanding held by approximately 831 record holders. We have no preferred stock issued and outstanding.

COMMON STOCK

         Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

         Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of our outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which we may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

PREFERRED STOCK

         Our board of directors is authorized to issue our preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the board.

FUTURE ISSUANCES OF PREFERRED STOCK

         We have no present intention to issue any shares of our preferred stock. However, our board may issue such shares in connection with raising additional capital in the future if the board deems it advisable to do so.

SHARES ELIGIBLE FOR FUTURE SALE

         As of March 13, 2001, 91,991,313 shares of our common stock were issued and outstanding of which 29,070,972 shares will be "restricted securities," as such term is defined under the Securities Act, exclusive of the common stock to be sold pursuant to the registration statement of which this prospectus is a part.

         In general, Rule 144 (as presently in effect), promulgated under the Securities Act, permits a stockholder who has beneficially owned restricted shares of common stock for at least one year to sell without registration, within any three-month period, such number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume over a defined period of time, assuming compliance by the company with certain reporting requirements of Rule 144. In addition, if the restricted shares of common stock are held for at least two years by a person not affiliated with the company (in general, a person who is not an executive officer, director or principal stockholder of the company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

                                LEGAL PROCEEDINGS

         On July 24, 1998, Carroll Independent School District filed suit against us in District Court, Tarrant County, Texas, seeking payment for unpaid business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for the plaintiff in the amount of $90,056.45, which includes interest and court costs.

         From time to time we are party to what we believe is routine litigation and proceedings that may be considered as part of the ordinary course of our business. Currently, we are not aware of any current or pending litigation or proceedings that would have a material adverse effect on our business, results of operations or financial condition.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 1999, and for the years then ended, as set forth in their report (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in this prospectus and registration statement in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----
       REPORT OF INDEPENDENT AUDITORS                                    F-2

       FINANCIAL STATEMENTS

                Consolidated Balance Sheets                              F-3

                Consolidated Statements of Operations                    F-4

                Consolidated Statements of Stockholders' Deficit         F-5

                Consolidated Statements of Cash Flows                    F-6

                Notes to Consolidated Financial Statements               F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors MigraTEC, Inc.

We have audited the accompanying consolidated balance sheets of MigraTEC, Inc. and subsidiary (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MigraTEC, Inc. and subsidiary at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses, negative cash flow from operations, and net capital deficiency, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------
                                                      ERNST & YOUNG LLP

Dallas, Texas
March 2, 2001

                          MIGRATEC, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31,
                                                                              ------------------------------
                                                                                  2000             1999
                                                                              -------------    -------------
ASSETS
CURRENT ASSETS
     Cash                                                                     $     242,254    $       1,417
     Accounts receivable                                                             15,000          160,700
     Other current assets                                                            78,318           28,216
                                                                              -------------    -------------
            Total current assets                                                    335,572          190,333


PROPERTY AND EQUIPMENT, NET                                                         150,093           73,365

OTHER ASSETS
     Deferred financing costs                                                            --           30,000
     Capitalized software costs, net of amortization of $65,317 and $37,500
           in 2000 and 1999, respectively                                            29,776           52,500
     Other assets                                                                     7,756           21,548
                                                                              -------------    -------------
           Total other assets                                                        37,532          104,048
                                                                              -------------    -------------

           Total Assets                                                       $     523,197    $     367,746
                                                                              =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Current portion of long term debt and notes payable, net of unamortized discount of $ 0 and $20,797 in 2000 and 1999,
            respectively                                                      $     574,643    $     953,151
     Accounts payable                                                               297,778          443,539
     Accrued expenses                                                               179,345          164,801
     Deferred income                                                                 55,500           12,000
     Obligation under capital leases                                                  1,159           11,313
                                                                              -------------    -------------
            Total current liabilities                                             1,108,425        1,584,804

LONG-TERM LIABILITIES
     Long-term portion of notes payable                                           3,769,880           28,765
     Long-term portion of obligation under capital leases                             4,203               --
                                                                              -------------    -------------
            Total long-term liabilities                                           3,774,083           28,765
                                                                              -------------    -------------
            Total liabilities                                                     4,882,508        1,613,569

MINORITY INTEREST                                                                    (3,752)          (3,752)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock 50,000,000 shares authorized; $0.001 par value;
           none issued or outstanding                                                    --               --
     Common stock $0.001 par value in 2000 and no par value in 1999;
           200,000,000 shares authorized; 91,353,074 and 78,660,189 shares
           issued at December 31, 2000 and December 31, 1999, respectively           91,353        9,912,535
     Additional paid-in capital                                                  20,989,692        2,261,472
     Deferred stock compensation                                                 (1,827,396)              --
     Treasury stock, at cost (9,864,449 shares in 2000 and 1999)                 (1,777,891)      (1,777,891)
     Accumulated deficit                                                        (21,831,317)     (11,638,187)
                                                                              -------------    -------------
            Total stockholders' deficit                                          (4,355,559)      (1,242,071)
                                                                              -------------    -------------

            Total Liabilities and Stockholders' Deficit                       $     523,197    $     367,746
                                                                              =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                             2000            1999
                                                         ------------    ------------
REVENUES
 Software licenses                                       $         --    $    417,319
 Consulting services                                          189,067         484,860
 Software maintenance fees                                     12,433           3,000
                                                         ------------    ------------
     TOTAL REVENUES                                           201,500         905,179

COSTS AND EXPENSES
 Cost of revenues                                              50,173         141,650
 Selling and marketing                                      1,021,142         283,491
 Research and development                                   2,434,125       1,485,281
 General and administrative                                 3,089,873       2,267,753
                                                         ------------    ------------
     TOTAL COSTS AND EXPENSES                               6,595,313       4,178,175
                                                         ------------    ------------

LOSS FROM OPERATIONS                                       (6,393,813)     (3,272,996)
 Other income (expense)
     Interest and financing expense                        (3,863,615)       (415,292)
     Other income, net                                         64,298             279
                                                         ------------    ------------
                  TOTAL OTHER INCOME (EXPENSE)             (3,799,317)       (415,013)
                                                         ------------    ------------

LOSS BEFORE EXTRAORDINARY EXPENSE                         (10,193,130)     (3,688,009)

EXTRAORDINARY EXPENSE FOR RESTRUCTURE OF DEBT                      --        (496,069)
                                                         ------------    ------------

            NET LOSS                                     $(10,193,130)   $ (4,184,078)
                                                         ============    ============

LOSS BEFORE EXTRAORDINARY EXPENSE PER COMMON SHARE       $      (0.13)   $      (0.07)

EXTRAORDINARY EXPENSE PER COMMON SHARE                             --           (0.01)
                                                         ------------    ------------

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)            $      (0.13)   $      (0.08)
                                                         ============    ============

WEIGHTED AVERAGE COMMON SHARES
            ISSUED AND OUTSTANDING (BASIC AND DILUTED)     79,249,917      53,216,891
                                                         ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                      Years Ended December 31, 2000 and 1999

                                                                                       DEFERRED
                                           COMMON         COMMON        ADDITIONAL       STOCK          TREASURY        TREASURY
                                           STOCK          STOCK           PAID-IN       COMPEN-          STOCK           STOCK
                                          (SHARES)        AMOUNT          CAPITAL        SATION         (SHARES)         AMOUNT
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at January 1, 1999                54,421,618   $  7,041,890    $    886,458   $         --      (9,864,449)   $ (1,777,891)

Issuance of stock in connection with
private placements for cash               11,679,500      1,459,937              --             --              --              --

Issuance of stock in connection with
conversion of debt to equity               9,059,605      1,132,448         496,069             --              --              --

Issuance of stock in connection with
exercise of options and warrants           3,498,786        278,260              --             --              --              --

Issuance of stock for services rendered           --             --           8,450             --              --              --

Issuance of options-settlement with
EAI Partners, Inc.                                --             --         706,500             --              --              --

Issuance of warrants for financing fees           --             --         163,995             --              --              --

Issuance of stock to employees
under the Employee Stock Purchase
Plan - shares matched by employer                680             --              --             --              --              --

Net loss                                          --             --              --             --              --              --
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1999              78,660,189      9,912,535       2,261,472             --      (9,864,449)     (1,777,891)

Issuance of stock in connection with
private placements for cash                2,451,000        306,375              --             --              --              --

Issuance of stock in connection with
the exercise of options and warrants      10,241,885      1,822,498          48,235             --              --              --

Change in par value of common stock               --    (11,950,055)     11,950,055             --              --              --

Deferred stock compensation                       --             --       2,975,000     (2,975,000)             --              --

Deferred stock compensation expense               --             --              --      1,147,604              --              --

Issuance of warrants for financing fees           --             --           4,930             --              --              --


Expense associated with beneficial
conversion feature of convertible debt            --             --       3,750,000             --              --              --


Net loss                                          --             --              --             --              --              --
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at December 31, 2000              91,353,074   $     91,353    $ 20,989,692   $ (1,827,396)     (9,864,449)   $ (1,777,891)
                                        ============   ============    ============   ============    ============    ============
                                             ACCUMU-
                                              LATED
                                             DEFICIT          TOTAL
                                           ------------    ------------
Balance at January 1, 1999                 $ (7,454,109)   $ (1,303,652)

Issuance of stock in connection with
private placements for cash                          --       1,459,937

Issuance of stock in connection with
conversion of debt to equity                         --       1,628,517

Issuance of stock in connection with
exercise of options and warrants                     --         278,260

Issuance of stock for services rendered              --           8,450

Issuance of options-settlement with
EAI Partners, Inc.                                   --         706,500

Issuance of warrants for financing fees              --         163,995

Issuance of stock to employees
under the Employee Stock Purchase
Plan - shares matched by employer                    --              --

Net loss                                     (4,184,078)     (4,184,078)
                                           ------------    ------------
Balance at December 31, 1999                (11,638,187)     (1,242,071)

Issuance of stock in connection with
private placements for cash                          --         306,375

Issuance of stock in connection with
the exercise of options and warrants                 --       1,870,733

Change in par value of common stock                  --              --

Deferred stock compensation                          --              --

Deferred stock compensation expense                  --       1,147,604

Issuance of warrants for financing fees              --           4,930


Expense associated with beneficial
conversion feature of convertible debt               --       3,750,000


Net loss                                    (10,193,130)    (10,193,130)
                                           ------------    ------------
Balance at December 31, 2000               $(21,831,317)   $ (4,355,559)
                                           ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           December 31, 2000 and 1999

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                      ----------------------------
                                                                                          2000            1999
                                                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                            $(10,193,130)   $ (4,184,078)
  Adjustments to reconcile net loss to net cash (used by) operating activities:
      Extraordinary expense for restructure of debt                                             --         496,069
      Depreciation and amortization                                                        119,185         172,491
      Deferred stock compensation                                                        1,147,604              --
      Interest expense associated with beneficial conversion feature of
        convertible debt                                                                 3,750,000              --
      (Gain) loss on sale and disposal of assets                                             1,252              --
      Provision for doubtful accounts                                                           --          43,303
      Provision for foreign subsidiary assets                                                   --          36,808
      Warrants issued  for  financing fees                                                   4,930         163,995
      Amortization of discount on notes payable                                             20,797          25,359
      Common stock options and warrants issued  for goods and services                          --           8,450
      Conversion of debt to common stock                                                        --          19,949
      Issuance of options - settlement with EAI Partners, Inc.                                  --         706,500
      Change in assets and liabilities:
               (Increase) decrease in accounts receivable                                  145,700          54,179
               (Increase) decrease in other current assets                                 (50,102)           (120)
               (Increase) decrease in deferred financing costs                              30,000           3,794
               (Increase) decrease in other assets                                          13,792              --
               Increase (decrease) in accounts payable                                    (145,761)         96,244
               Increase (decrease) in accrued expenses                                      14,544           5,304
               Increase (decrease) in deferred income                                       43,500          12,000
                                                                                      ------------    ------------

      Net cash (used by) operating activities                                           (5,097,689)     (2,339,753)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                                  (173,451)         (9,654)
     Increase in capitalized software costs                                                 (5,093)        (90,000)
                                                                                      ------------    ------------
     Net cash (used in) investing activities                                              (178,544)        (99,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                         4,315,000         923,206
     Proceeds from issuance of common stock                                              2,177,108       1,738,197
     Payments under obligations of capital lease                                            (1,848)        (30,075)
     Repayment of notes payable                                                           (973,190)       (207,893)
                                                                                      ------------    ------------
     Net cash provided by financing activities                                           5,517,070       2,423,435
                                                                                      ------------    ------------
     Net increase (decrease) in cash                                                       240,837         (15,972)

Cash - beginning                                                                             1,417          17,389
                                                                                      ------------    ------------
Cash - ending                                                                         $    242,254    $      1,417
                                                                                      ============    ============

SUPPLEMENTAL DISCLOSURES:
     Interest paid                                                                    $    124,103    $    228,393
                                                                                      ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Issuance of stock upon conversion of debt to equity                              $         --    $  1,132,448
                                                                                      ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation (the "Company"), is a developer and provider of software technology and expertise that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating and hardware systems.

During 1999, the Company redirected its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32 bit to 64 bit operating systems and associated hardware. The majority of the Company's efforts in 2000 and 1999 were related to research and development activities.

The Company provides migration services and consulting to customers. The Company also intends to license, on a line of code basis, its software solutions to "end users" for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers.

The Company is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which the Company does not expect to be realizable. Liabilities of One Up, Ltd. of $45,736 will remain until the obligations are resolved.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and One Up, Ltd., collectively referred to as "the Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developing and providing of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on the straight-line basis over the estimated useful life of 3 to 5 years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

DEFERRED FINANCING COSTS

Deferred financing costs relate to costs incurred in the placement of the Company's debt and are amortized using the effective interest method over the term of the related debt.

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life, which has been estimated to be 3 years. Amortization expense in 2000 and 1999 was $27,817 and $37,500, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value.


COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount more likely than not to be realized.

REVENUE RECOGNITION

The Company's revenues consist of software license revenues, consulting services revenues and software maintenance and support revenues.

Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 "Software Revenue Recognition".

The Company licenses software under license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Consulting services revenues includes revenue related to the Company's contract with Dell. This contract is a multiple elements agreement for which revenue is recognized pro rata over the contract term.

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999


The effect of stock options and warrants that aggregated 31,029,143 and 23,131,381 shares as of December 31, 2000 and 1999, respectively, would be anti-dilutive due to the Company's losses in 2000 and 1999 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

If the convertible secured promissory notes discussed in Note 4 are converted, an additional 30,000,000 shares of the Company's common stock would be outstanding.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months. See Note 11 regarding the pro forma net loss per common share information as required by the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation", (SFAS No. 123).

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair value of the options using the Black-Scholes method option-pricing model.

EXTRAORDINARY ITEM

For the year ended December 31, 1999, an extraordinary expense of $496,069 was recorded as the result of a debt restructuring which is more fully discussed in
Note 4.

NEW ACCOUNTING STANDARDS

In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, (SAB101) "Revenue Recognition in Financial Statements." SAB 101 summarizes certain SEC views in applying generally accepted accounting principles to revenue recognition in financial statements. It is effective not later than the fourth quarter of fiscal years beginning after December 15, 1999. The adoption of SAB 101 has not had a material effect on the Company's results of operations or financial condition.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $10,193,130 and used cash in operations of $ 5,097,689 for the year ended December 31, 2000. In addition, at December 31, 2000, the Company's current liabilities exceed current assets by $772,853 and the Company has a net stockholders' deficit of $4,355,559. The Company's continued existence and plans for future growth are dependent, in part, upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. If the Company is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

During 1999, the Company actively sought a large investor to assist in funding the Company's working capital requirements. In January 2000 the Company entered into a private placement agreement that has provided the Company $3,750,000 (See
Note 4). The Company plans to raise additional capital in 2001 to fund expanded sales and marketing as well as development efforts and continued operations. There can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000 and 1999:

                                                                         2000            1999
                                                                      ------------    ------------
                     Furniture and equipment                          $    854,813    $    706,966
                     Equipment under capital lease                           7,069         101,379
                     Leasehold improvements                                 22,041          30,746
                                                                      ------------    ------------
                                                                           883,923         839,091
                     Less accumulated depreciation and amortization       (733,830)       (765,726)
                                                                      ------------    ------------
                                                                      $    150,093    $     73,365
                                                                      ============    ============

Depreciation expense for the years ended December 31, 2000 and 1999, was $78,126 and $99,397, respectively. Amortization expense for equipment under capital lease and leasehold improvements was $13,242 and $35,594 for the years ended December 31, 2000 and 1999, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 4. NOTES PAYABLE

Notes payable at December 31, 2000 and 1999, include the following:

                                                                                                    2000           1999
                                                                                                 ------------   ------------
              Notes payable to an officer, dated November 12 and 15, 1999, bearing interest at 10% per annum, due upon demand, paid January 2000.  Pursuant to a short-
              term convertible loan and services agreement, the note holder was issued a two-year warrant to purchase 3,500 shares of common stock at $0.01 per
              share in 1999 and an additional 3,500 shares in 2000.                              $         --   $     35,000

              Note payable to a director of the Company, net of unamortized discount of
              $1,638, bearing interest at 10% per annum, due and paid in February 2000. The note holder was issued a two-year warrant to purchase 50,000 shares of common
              stock at $0.01 per share.                                                                    --         23,362

              Note payable to an investor, dated December 1, 2000, with interest varying between 0% and 10%, due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 25, 2000.  Upon the occurrence of a qualified financing transaction, the Company has the option to require the note holder to exercise warrants issued with the convertible
              note date January 25, 2000.                                                             565,000             --

              Convertible note payable to an investor, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998.
              More fully described below.                                                           1,775,000             --

              Convertible note payable to an investor, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998.
              More fully described below.                                                           1,975,000             --

              Various one-year notes payable, net of unamortized discount of
              $19,159, bearing interest at 10% per annum, due in February and
              March 2000, paid in February 2000. Note holders were issued two-year warrants to purchase an aggregate of 585,000 shares of
              common stock at $0.01 per share.                                                             --        273,341

              Notes payable to an investor, dated December 4 and December 28,
              1998, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31, 2000. In connection with the modification, the note holder was issued two-year warrants to purchase 100,000 shares of common stock at
              $0.01 per share and 100,000 shares of common stock at $0.20 per share.                      958        232,545

              Note payable to an investor, dated December 23, 1999, bearing interest
              at 16% per annum, due January 23, 2000, paid in January 2000.                                --        100,000

              Note payable to an investor, dated December 13, 1999, bearing interest at 16%
              per annum, due December 31, 1999, paid in January 2000. The note holder was issued a two-year warrant to purchase 10,000 shares of common stock at
              $0.01 per share.                                                                             --        100,000

              Note payable to an investor, dated July 29, 1999, bearing interest at 16% per annum, due upon demand with an option to renew monthly with payment of interest and monthly commitment fee of $2,000.  Beginning in September 1999 two-year warrants issued upon each renewal for 10,000 shares of the
              Company's common stock at $0.01 per share, paid January 2000.                                --        100,000

              Note payable to a former employee, dated March 3, 1998, bearing interest at
              14%, payable in monthly installments of $1,000, due December 10, 2003.                   28,565         36,165

              Note payable to a third party, as settlement of suit, dated October 28, 1998, payable in monthly installments of $2,000 with a final maturity of October 1,
              2000.                                                                                        --         20,000

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                                                                       2000           1999
                                                                                   -----------    -----------
              Note payable to a consultant for services, dated October 1, 1999, bearing interest at 16% per annum, due and paid January 31, 2000
              The note holder was issued a two-year warrant to purchase 6,150
              shares of common stock at $0.01 per share                                     --         61,503
                                                                                   -----------    -----------
                           Total outstanding, net of unamortized discounts           4,344,523        981,916
                           Less current portion                                       (574,643)      (953,151)
                                                                                   -----------    -----------
                           Long-term portion                                       $ 3,769,880    $    28,765
                                                                                   ===========    ===========

A summary of future maturities follows:

                        YEAR ENDING DECEMBER 31,
                        ------------------------
                                 2001                 $  574,643
                                 2002                      9,926
                                 2003                  3,759,954
                                 2004                         --
                                                      ----------
                                                      $4,344,523
                                                      ==========

On January 25, 2000, the Company closed the first stage of a three-stage private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). Since January 25, 2000, each of the Investors has had a representative on the Company's Board of Directors.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors agreed to provide up to $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company. The Investors have provided the maximum amount of funding under the agreement, which aggregates $3,750,000.

The notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest.

Effective June 1, 2000, the Agreement was modified to eliminate the Company's obligation to create a new series of convertible preferred stock. The notes have been modified to automatically convert into shares of common stock on the terms described above, upon the earlier of either:

          - The closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000; or

          - The first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25, such 90 day period to begin after June 1, 2000.

At the initial closing, the Company issued to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of common stock. On March 31, 2000, the second $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. On May 1, 2000, the final $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. All of such warrants are exercisable for a period of 5 years from the date of issuance and have an exercise price of $0.20 per share. The notes and the associated warrants contain conversion features considered to be "beneficial" because the conversion prices were below the market price of the common stock at the date of issuance. As a result, the Company recorded $3,750,000 of interest expense during the year ended December 31, 2000 in accordance with Emerging Issues Task Force Pronouncement Number 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios."

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

In connection with this private financing, the Investors, the Company and certain shareholders executed a Shareholders' Agreement which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

     1. permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

     2. disposing of all or substantially all of the properties or assets of the Company;

     3. merging where such transaction involves greater than 20% of the Company's market capitalization;

     4. voluntarily dissolving, liquidating or partially liquidating the Company;

     5.   incurring additional debt in excess of $250,000;

     6.   incurring any single capital expenditure in excess of $150,000;

     7. declaring or paying any dividend with respect to any capital stock of the Company;

     8.   purchasing any capital stock of the Company;

     9. amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

     10. amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

     11.  entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock.

The Company was unable to repay the $1,112,500 of Senior Secured Promissory Notes at maturity on July 1, 1999. During the period September 2, 1999 to November 30, 1999, the Company reached agreements with the holders of the Senior Secured Promissory Notes to convert the $1,112,500 plus $19,949 of accrued interest into 9,059,605 shares of common stock at $0.125 per share. In connection with the conversion of the Senior Secured Notes to equity and extension of the term of the related warrants, the Company recognized an extraordinary expense of $496,069.

During the year ended December 31, 1999, loan origination fees of $1,300 were paid to directors and officers of the Company who granted loans to the Company.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2000 and 1999:

                                                       2000          1999
                                                   -----------   -----------
                 Interest                          $     5,333   $    52,751
                 Legal and professional                 25,797        41,050
                 Salaries and employee benefits        110,516        55,008
                 Contract labor                             --        14,760
                 Deferred rent                          37,274            --
                 Other                                     425         1,232
                                                   -----------   -----------
                                                   $   179,345   $   164,801
                                                   ===========   ===========

NOTE 6. OTHER INCOME (EXPENSE)

Other income (expense) for the years ended December 31, 2000 and 1999 were comprised of the following:

                                                       2000            1999
                                                   ------------    ------------
                          Interest income          $     65,365    $        269
                          Miscellaneous income              185              10
                          Loss on sale of assets         (1,252)             --
                                                   ------------    ------------
                                                   $     64,298    $        279
                                                   ============    ============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 7.  INCOME TAXES

Temporary differences that give rise to deferred income tax assets and liabilities are as follows, as of December 31, 2000 and 1999:

                                                     2000           1999
                                                 -----------    -----------
Deferred income tax assets
     Benefit of net operating losses             $ 6,680,691    $ 3,460,863
     Deferred stock compensation                     390,185             --
     Issuance of options - settlement with EAI       240,210        240,210
     Expense associated with restructure of debt      85,846         85,846
     Depreciation                                     85,454         67,881
     Accrued vacation, severance and bonuses          31,145         19,343
     Deferred software revenues                       18,870             --
     Deferred rent expense                            12,673             --
     Other                                            12,580         35,316
                                                 -----------    -----------
                                                   7,557,654      3,909,459
                                                 -----------    -----------

Deferred income tax liabilities
     Abandonment of property and equipment           (36,109)       (36,109)
     Warrants issued for financing fees              (35,025)       (35,025)
     Other                                               (72)           (43)
                                                 -----------    -----------
                                                     (71,206)       (71,177)
                                                 -----------    -----------
     Valuation allowance                          (7,486,448)    (3,838,282)
                                                 -----------    -----------
     Net deferred income tax asset (liability)   $        --    $        --
                                                 ===========    ===========

The net deferred tax asset has been fully reserved due to the uncertainty of generating future taxable income during the carry forward period. The valuation allowance increased by $3,648,166 from December 31, 1999 to December 31, 2000.

The Company's income tax expense (benefit) for the years ended December 31, 2000 and 1999, differed from the statutory federal tax rate as follows:

                                                             2000           1999
                                                         -----------    -----------
Statutory rate applied to loss before income taxes       $(3,465,664)   $(1,422,587)
Permanent differences between financial and tax losses
     Interest expense associated with beneficial
          conversion feature of convertible debt           1,275,000             --
     Expense from exercise of non-qualified
          stock options                                   (1,478,028)            --
     Other                                                    20,526          2,655
Increase in valuation allowance                            3,648,166      1,419,932
                                                         -----------    -----------
Income tax expense (benefit)                             $        --    $        --
                                                         ===========    ===========

Net operating losses generated through December 31, 2000, eligible to be carried forward to future years of approximately $19,649,000 will expire between 2011 and 2015.

NOTE 8. RELATED PARTY TRANSACTIONS

In August 1999, the Company entered into an agreement with EAI Partners, Inc. ("EAI") in settlement and replacement of a prior stock option agreement entered into by EAI and the former Chief Executive Officer of the Company in 1996. Pursuant to the August 1999 agreement, EAI was issued an option to purchase an aggregate of 5,903,614 shares of the Company's common stock, exercisable as follows: EAI may acquire 1,903,614 shares at $0.075 per share and the remaining 4,000,000 shares at the greater of $0.20 or 50% of the average closing bid prices per share of the Company's common stock for the five trading days immediately prior to exercise. As of December 31, 2000, EAI had acquired 1,903,614 shares through the exercise of this option. As a result of this agreement, the Company recorded a loss in the amount of $706,500 as of December 31, 1999, which is included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined the Company's Board in January 2000 as representatives of Mercury Fund No. 1, Ltd. ("Mercury") and MT Partners, L.P. ("MT Partners"), respectively, in connection with the initial tranche of funding a three-stage $3,750,000 investment in the Company, completed May 1, 2000.

As a result of this investment, Mercury and MT Partners each holds convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800, and 18,960,200 shares of the Company's common stock, respectively, which represents approximately 17.29% and 18.88%, respectively, of the total number of shares of the Company's common stock outstanding as of December 31, 2000. The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire in increments of 2,000,000 shares on January 25, 2005, March 31, 2005 and May 1, 2005.

In December 2000, Mercury loaned the Company $565,000 with an interest rate that varies between 0% and 10%. This loan is due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction. Upon the occurrence of a qualified financing, the loan is to be repaid out of the proceeds of the qualified financing; however, at the request of the Company, Mercury will use the loan repayment proceeds to exercise warrants previously issued to Mercury pursuant to the convertible promissory note dated January 25, 2000.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. This lease was modified on November 16, 2000 to increase leased space and extend the term of the lease through February 2004. The modified lease provides for a monthly base rent of $16,977 until August 2001 and $18,720 thereafter. The original lease term included three months of free rent, with the first rental payment due August 1, 2000. At the end of the lease term, the Company has the right to renew the lease for an additional 60 months at the then prevailing rental rates. The following is a summary of future base rents as of December 31, 2000.

                     YEAR ENDING DECEMBER 31,          AMOUNT
                     -------------------------         ------
                            2001                     $210,696
                            2002                      224,640
                            2003                      224,640
                            2004                       37,440
                      Thereafter                           --
                                                     --------
                                                     $697,416
                                                     ========

Total rent expense for the years ended December 31, 2000 and 1999 was $163,098 and $139,499, respectively.

On July 24, 1998, Carroll Independent School District filed suit against the Company in District Court, Tarrant County, Texas, seeking payment for unpaid business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for the plaintiff in the amount of $90,056, which includes interest and court costs. A payable of $91,942 has been recorded for this claim as of December 31, 2000 and 1999.

From time to time the Company is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, the Company is not aware of any current or pending litigation or proceedings that would have a material adverse effect on the Company's business, results of operations or financial condition.

NOTE 10. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Accounts receivable which aggregated $15,000 as of December 31, 2000, have been subsequently collected. The Company's accounts receivables are unsecured.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

For the years ended December 31, 2000 and 1999, significant customers accounted for the percentages of the Company's total revenues as indicated below. Revenues in 1999 were associated with the Company's Y2K product which is no longer being marketed.

                                                              2000        1999
                                                            --------    --------
                             Dell Products, LP                    83%         --%
                             Centura Software Corporation         11          --
                             Ctek, Ltd.                           --          24
                             Sun Professional Services            --          18
                             Federal Express                       6          17
                             EDS                                  --          14
                             Reasoning, Inc.                      --          11
                                                            --------    --------
                                                                 100%         84%
                                                            ========    ========

NOTE 11. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which approximately 91,353,074 and 78,660,189 shares were issued, inclusive of treasury stock, at December 31, 2000 and 1999, respectively. As discussed below, the Company reincorporated in Delaware in August 2000 and, in connection with the reincorporation, established a par value of $0.001 per common share. Accordingly, the Board of Directors authorized the stated capital of the Company to be adjusted to reflect this new par value, with a corresponding adjustment to additional paid-in capital.

On June 23, 2000, the Company held its Annual Stockholders' Meeting, at which the stockholders approved reincorporation in Delaware and the creation of blank check preferred stock. The reincorporation was completed in August 2000. As a result, the Company's Board of Directors is now authorized to issue up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion without further stockholder approval. The preferred stock authorized under the Company's previous Florida Articles of Incorporation, none of which was outstanding at the time of reincorporation, was cancelled at the time of reincorporation.

ISSUANCES OF COMMON STOCK

PRIVATE PLACEMENTS

During the first quarter of 2000, the Company completed private placements of 2,451,000 shares of unregistered common stock at a price of $0.125 per share and issued two-year warrants to purchase a total of 490,200 unregistered shares of common stock at $0.20 per share, yielding proceeds of $306,375. As of December 31, 2000, warrants to purchase 438,200 shares of common stock of the original 490,200 remain unexercised.

During 1999, the Company completed private placements of 11,679,500 shares of unregistered common stock, plus two-year warrants to purchase a total of 2,335,900 unregistered shares of common stock at $0.20 per share, at a price of $0.125 per common share yielding proceeds of $1,459,937.

CONVERSION OF DEBT TO EQUITY

During the period September 2, 1999 to November 30, 1999, the Company issued 9,059,605 shares of common stock in settlement of principal and accrued interest related to the Senior Secured Promissory Notes which became due July 1, 1999 (See Note 4).

EXERCISE OF OPTIONS AND WARRANTS

During 2000 and 1999, the Company issued 10,241,885 and 3,498,786 shares of common stock, respectively, upon exercise of options and warrants yielding proceeds of $1,870,733 and $278,260, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

EMPLOYEE STOCK PURCHASE PLAN

During 1999, the Company issued 680 shares of common stock representing the employers match of shares purchased by employees under the Company's Employee Stock Purchase Plan.

WARRANTS

A summary of warrants outstanding as of December 31, 2000 and 1999 is as follows:

                                                                                              2000        1999
                                                                                            ---------   ---------
                    Warrants for purchase of 2,335,900 shares at $0.20 per share, issued in connection with private placements of unregistered common stock in
                    1999, expiring between March and December 2001                          1,974,200   2,335,900

                    Warrants for purchase of 1,000,000 shares at $0.10 per
                    share, issued in connection with the September 1998 private
                    placement of unregistered common stock, expiring September 2001           100,000     950,000

                    Warrants for purchase of 2,147,750 shares of common stock at
                    $0.20 per share, issued in connection with March 1998
                    private placement of common stock, expiring July 2001                     185,750   2,147,750

                    Warrants for purchase of 3,178,591 shares of common stock at
                    $0.20 per share, issued in connection with Senior Secured
                    Promissory Notes, expiring July 2001, as modified in 1999                 142,858   3,178,591

                    Warrants for purchase of 927,650 shares of common stock at $0.01 to
                    $0.20 per share, issued in connection with short term borrowings
                    in 1999, expiring between October and December 2001                       100,000     209,650

                    Warrants issued for purchase of 468,000 shares of common stock at
                    $0.01 to $0.20 per share, issued in connection with notes payable
                    dated in 1998                                                                  --     100,000

                    Warrants issued for purchase of 10,000 shares of common stock at
                    $0.35 per share, issued in connection with note payable dated in 1997          --      10,000

                    Warrants issued for purchase of 6,000,000 shares of common stock at $0.20 per share, issued in connection with
                    convertible notes payable dated in January 2000, expiring
                    equally in January 2005, March 2005 and May 2005                        6,000,000          --

                    Warrants for purchase of 490,200 shares of common stock at
                    $0.20 per share, issued in connection with January 2000
                    private placement of common stock, expiring January 2002
                                                                                              438,200          --
                                                                                            ---------   ---------
                    Total                                                                   8,941,008   8,931,891
                                                                                            =========   =========

Warrant activity is summarized as follows:

                                                                               WARRANT PRICE
                                                                         --------------------------
                                                                          WEIGHTED
                                                           WARRANTS        AVERAGE        TOTAL
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 1998     7,486,719    $    0.2570    $ 1,923,887
                            Granted                         3,263,550         0.1518        495,457
                            Exercised                      (1,818,378)       (0.0688)      (125,120)
                            Exercise price modification            --        (0.1651)      (641,179)
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 1999     8,931,891         0.1851      1,653,045
                            Granted                         6,507,200         0.1995      1,298,210
                            Exercised                      (6,498,083)       (0.1805)    (1,173,053)
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 2000     8,941,008    $    0.1989    $ 1,778,202
                                                          ===========    ===========    ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

STOCK OPTIONS GRANTED TO NON-EMPLOYEES

A summary of stock options granted to non-employees outstanding as of December 31, 2000 and 1999 is as follows:

                                                                                                       2000          1999
                                                                                                    -----------   -----------
                    Granted August 1999 to EAI Partners, Inc. to purchase 5,903,614
                    shares of common stock, expiring May 2001 to November 2001                        4,000,000     4,570,281

                    Granted March 1998 to former CEO, exercisable at $0.25 per share,
                    expiring March 2000                                                                      --       600,000

                    Granted September 1997 for services rendered, exercisable at $.70 per
                    share, expiring December 2002                                                       240,000       240,000

                    Granted July 1997 for services rendered, exercisable at $.50 per
                    share, expiring July 2000                                                                --        35,000

                    Granted June 1997 to a Director for services rendered, exercisable at
                    $.35 per share, expiring June 2000                                                       --        25,000

                    Granted July 1999 for services to be rendered, exercisable at $0.20 per share vesting at rate of 7,500 per month through July 2001, expiring July
                    2002; Agreement canceled February 2000 at which time 60,000 shares were
                    vested, expiring February 2002                                                       60,000       180,000

                    Granted August 1999 for prior services rendered, exercisable at $0.20
                    per share, immediately vested, expiring July 2001                                        --        25,000

                    Granted December 1999 for services rendered, exercisable at $0.01 per
                    share immediately vested, expiring December 2001                                         --        10,000
                                                                                                    -----------   -----------

                    Total                                                                             4,300,000     5,685,281
                                                                                                    ===========   ===========

In August 1999, the Company entered into a Stock Option Agreement with EAI Partners, Inc. ("EAI") which replaced a November 1996 stock option agreement, covering 6,000,000 shares of the Company's common stock, between EAI and the Company's former CEO, pursuant to which the Company was required to register the shares under the options. As a part of the Company's settlement agreement with the Company's former CEO, the Company agreed to indemnify the former CEO against any liability arising from the Company's failure to register the EAI options as required by the November 1996 stock option agreement. The August 1999 Agreement granted EAI an option to purchase 5,903,614 shares of the Company's common stock. The first 1,903,614 option shares are exercisable at a price of $0.075 per share with the final 4,000,000 option shares being exercisable at the greater of $.20 or 50% of the average closing bid prices per share of the Company's common stock for the five business days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. The Company has filed a registration statement covering the option shares in accordance with the terms of the August 1999 agreement. As of December 31, 2000, EAI has exercised all of the first 1,903,614 option shares. In 1999, the Company recognized a loss in the amount of $706,500 as a result of the August 1999 Agreement.

Stock options granted to non-employees is summarized as follows:

                                                                                        OPTION PRICE
                                                                               ------------------------------
                                                                                WEIGHTED
                                                                 OPTIONS         AVERAGE            TOTAL
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 1998       1,100,000    $      0.3348    $     368,250
                                  Granted                         6,118,614           0.1608          983,871
                                  Exercised                      (1,533,333)         (0.0809)        (124,000)
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 1999       5,685,281           0.2160        1,228,121
                                  Canceled                         (120,000)         (0.2000)         (24,000)
                                  Exercised                      (1,265,281)         (0.1771)        (224,121)
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 2000       4,300,000    $      0.2279    $     980,000
                                                              =============    =============    =============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 1997, the Company established a stock option plan ("1997 Plan"); however, the 1997 Plan was not approved by the Company's stockholders within the time specified and was terminated in 1999. Outstanding options issued pursuant to the 1997 Plan were canceled in 1999. Substantially all of the cancelled 1997 Plan options were reissued under the 1999 Plan at the then current fair market value. In accordance with FASB Interpretation No. 44, these modified grants are accounted for as variable from the date of modification until the options are exercised, forfeited or expire unexercised. No additional compensation expense was recorded in 2000 related to these options.

The Company adopted a new stock option plan, the 1999 Stock Option Plan ("1999 Plan"). Under the terms of the 1999 Plan, the Company could grant up to 2,000,000 shares of the Company's common stock. The 1999 Plan was not approved by the Company's stockholders within one year of adoption by the Company's Board of Directors, thereby converting options, granted under the 1999 Plan to non-qualified options for federal income tax purposes. All terms of the options remained unchanged.

In January 2000, the Company's Board of Directors approved, subject to the stockholders' approval, the MigraTEC, Inc. Long-Term Incentive Plan ("the 2000 Plan"), which provides for the issuance of up to 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company directors, officers, employees and consultants. The 2000 Plan was approved at the Company's Annual Stockholders' meeting held June 23, 2000. In December 2000, the Company's Board of Directors approved, subject to the stockholders' approval, an increase of the shares of the Company's common stock issuable under the 2000 Plan to 14,000,000.

The Company has issued stock options to employees, officers and directors as summarized in the table below.

                                                              OPTION PRICE
                                                    ------------------------------
                                                       WEIGHTED
                                      OPTIONS          AVERAGE           TOTAL
                                   -------------    -------------    -------------
Outstanding at December 31, 1998      15,353,192    $      0.2076    $   3,186,868
      Granted                          2,421,904           0.1985          480,706
      Canceled                        (9,113,812)         (0.2117)      (1,929,681)
      Exercised                         (147,075)         (0.1981)         (29,139)
                                   -------------    -------------    -------------
Outstanding at December 31, 1999       8,514,209           0.2007        1,708,754
      Granted                         12,185,382           0.4300        5,239,692
      Canceled                          (432,935)         (0.4270)        (184,842)
      Exercised                       (2,478,521)         (0.2014)        (499,273)
                                   -------------    -------------    -------------
Outstanding at December 31, 2000      17,788,135    $      0.3522    $   6,264,331
                                   =============    =============    =============

Effective September 7, 1999, the Company officers and four directors agreed to modify options previously granted for services provided as follows (a) the number of shares underlying each option was voluntarily reduced by 50%, (b) the remaining 50% of the shares underlying each option remained fully vested as of the date of the modification, (c) for officers, the expiration date was re-defined to be four years after the date of termination of employment, (d) for directors the expiration date was re-defined to be four years after termination of directorship. The exercise price for the modified options was unchanged at $0.20 per share. There was no impact on the financial statements as a result of this modification.

Employee options which aggregate 921,197 expire from April 2001, through December 2004. Expiration of the remaining options, which aggregate 16,866,938, is summarized below:

                                   OFFICERS
                                      AND
EXPIRATION                         DIRECTORS     EMPLOYEES         TOTAL
                                  ----------     ---------      ----------
48 months after termination of     4,835,000            --       4,835,000
   employment or directorship
January 2010 to December 2010      9,737,500     2,294,438      12,031,938
                                  ----------     ---------      ----------
                                  14,572,500     2,294,438      16,866,938
                                  ==========     =========      ==========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

The Company recorded deferred stock compensation of $2,975,000 for the difference between the exercise price and the market value of the Company's common stock underlying certain options granted. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. Stock compensation expense charged to operations was $1,147,604 for the year ended December 31, 2000.

Substantially all other options issued to directors, officers and employees were issued with exercise prices equal to fair value. Fair value for all options issued is generally the trading price at the date of issuance. Had compensation cost for the Company's stock options been determined consistent with SFAS 123, the Company's net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             ----------------------------------
                                                                                  2000               1999
                                                                             ---------------    ---------------
                    Net income (loss)
                         As reported                                         $   (10,193,130)   $    (4,184,078)
                                                                             ===============    ===============
                         Pro forma                                           $   (11,220,879)   $    (4,263,881)
                                                                             ===============    ===============
                    Net income (loss) per common share (basic and diluted)
                         As reported                                         $         (0.13)   $         (0.08)
                                                                             ===============    ===============
                         Pro forma                                           $         (0.14)   $         (0.08)
                                                                             ===============    ===============

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The Company anticipates making awards in the future under its stock-based compensation plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 2000: dividend yield of 0%, volatility range of 122% to 155%, risk free interest rate estimated as 6.3% with an expected life of 3 to 4 years. The following assumptions were used for grants in 1999: dividend yield of 0%, volatility range of 104% to 120%, risk free interest rate estimated as 5% with an expected life of 2 to 4 years.

The fair value of each option grant given to both employees and non-employees is estimated on the date of grant using the Black-Scholes method option-pricing model. The weighted average fair value of the option granted under this model when fair value equaled the exercise price and when the fair value was greater than the exercise price was $0.59 and $0.13 per option, respectively, for the years ended December 31, 2000 and 1999.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

The following summarizes information about options granted to employees, officers, directors and non-employees outstanding at December 31, 2000:

                                     OUTSTANDING OPTIONS                                          OPTIONS EXERCISABLE
                             ----------------------------------                             -------------------------------

                                               WEIGHTED AVERAGE         WEIGHTED                           WEIGHTED AVERAGE
       RANGE OF                NUMBER              REMAINING             AVERAGE               NUMBER          EXERCISE
    EXERCISE PRICES          OUTSTANDING       CONTRACTUAL LIFE       EXERCISE PRICE        EXERCISABLE          PRICE
    ---------------         -------------      ----------------       --------------        -----------    ----------------
Employees
   $ 0.1719 to $ 2.87        3,215,635      7.708 years                  $ 0.5671              701,161          $0.5883

Officers and Directors
$  0.20 to $ 1.375          14,572,500      N/A                          $ 0.3047            6,214,167          $0.2258

Non-Employees-options
$  0.20  to $ 0.70           4,300,000      0.701 years                  $ 0.2279            4,300,000          $0.2279
Non-Employees-warrants
$ 0.10 to $ 0.20             8,941,008      3.038 years                  $ 0.1989            8,941,008          $0.1989
                          ------------                                                    ------------
                            31,029,143                                                      20,156,336
                          ============                                                    ============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

TOTAL OPTIONS AND WARRANTS OUTSTANDING AT DECEMBER 31, 2000

At December 31, 2000, the Company had options and warrants for the purchase of common shares as follows:

              Warrants                                     8,941,008
              Stock Options:
                  Non-Employees                            4,300,000
                  Directors, Officers and Employees       17,788,135
                                                       -------------
              Total                                       31,029,143
                                                       =============

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS

The Company has recorded compensation expense in 2000 and 1999 for all options and warrants issued to non-employees. Such compensation expense was determined using the Black-Scholes method option-pricing model, using assumptions consistent with those noted above.

NOTE 12. EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan ("Plan") for its employees. This Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 2000 and 1999. Participants are 100% vested in the portion of the Plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

NOTE 13. SUBSEQUENT EVENTS

Subsequent to December 31, 2000, the Company issued an aggregate of 7,750,000 shares of its common stock to two investors, as a result of the conversion of $750,000 of convertible debt at $0.125 per share and the exercise of warrants to purchase 1,750,000 shares at $0.20 per share.

Subsequent to December 31, 2000, the Company issued an aggregate of 505,000 shares of its common stock to a former director, as a result of the exercise of options to purchase shares at $0.20 per share.

In January 2001, the notes payable dated December 4 and December 28, 1998, were modified and extended. The modified terms included an additional advance of $250,000 bearing interest at 15% per annum, payable interest only until May 1, 2001, repayable thereafter with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002. In connection with this modification, the lender was paid a commitment fee of $5,000 and was issued a one-year warrant to purchase 40,000 shares of Company common stock at $0.01 per share. This warrant was exercised in March 2001.

In February and March 2001, the Company issued to EAI an aggregate of 1,111,110 shares of its common stock at $0.18 per share pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of its common stock. At December 31, 2000, an aggregate of 4,000,000 option shares remain exercisable at the greater of (i) $0.20 or (ii) 50% of the previous five-day average closing bid price per share of the Company's common stock for the five business days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. The Company agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. The Company agreed to payment terms of $120,000 within forty-five days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. As a result of this option modification, the Company will record an expense of approximately $40,000 in the first quarter of 2001.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of MigraTEC, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of MigraTEC shall not be liable to MigraTEC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves
(i) a breach of the director's duty of loyalty to MigraTEC or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides MigraTEC will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

         The Bylaws of MigraTEC, a copy of which is filed as Exhibit 3.2 to the Registration Statement, provide that MigraTEC shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, or such person's testator or intestate is or was a director or officer of MigraTEC or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of MigraTEC. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person's request be paid by MigraTEC in advance of the final disposition of such action or proceeding.

INDEMNIFICATION AGREEMENTS

         MigraTEC has entered into indemnification agreements pursuant to which it will indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

INSURANCE

         MigraTEC has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of MigraTEC, including liabilities arising under the Securities Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than the underwriting discount. All amounts are estimated except the Commission registration fee.

SEC registration fee ....................       $ 2,705
Blue Sky fees and expenses ..............           -0-
Accounting Fees and expenses ............        10,000
Printing and engraving expenses .........        15,000
Legal fees and expenses .................        20,000
Registrar and transfer agent's fees .....           -0-
Miscellaneous fees and expenses .........         5,000
                                                -------
      Total..............................       $52,705

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During the years ended December 31, 1999 and 2000, and through the date of this prospectus, MigraTEC sold its unregistered securities in the transactions described below. Unless stated otherwise below, for each such transaction, exemption from registration of the sale of these securities under the applicable federal and state securities laws is claimed by MigraTEC under
Section 4(2) of the Securities Act and under comparable limited offering exemptions under state securities laws, as a transaction by an issuer which does not involve a public offering.

         On February 16, 2001 MigraTEC issued 200,000 shares of its common stock to an investor at a price of $0.30 per share.

         On March 5, 2001, MigraTEC issued 40,000 shares of its common stock to an investor as a result of the exercise of a one-year warrant to purchase shares at $0.01 per share.

         On March 12, 2001, MigraTEC issued 892,857 shares of its common stock to two investors at a price of $0.28 per share.

         During the first quarter of 2000, MigraTEC issued 2,451,000 shares of its common stock at a price of $0.125 per share and two-year warrants to purchase a total of 490,200 shares of common stock at $0.20 per share.

         During the first quarter of 1999, MigraTEC issued an aggregate of 1,843,000 shares of its common stock to fourteen investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 368,600 shares of MigraTEC's common stock at a price of $0.20 per share.

         Effective January 29, 1999, MigraTEC entered into a short-term loan agreement with an individual for $30,000 at an interest rate of 16% per annum. In connection with this loan, MigraTEC issued a two-year warrant to purchase 3,000 shares of its common stock at $0.01 per share. This loan, including fees and accrued interest, was paid in full on March 15, 1999, and the warrant was exercised effective February 8, 1999.

         Effective February 8, 1999, MigraTEC issued an aggregate of 33,000 shares of its common stock to two investors, as a result of the exercise of warrants to purchase shares at $0.01 per share, and an aggregate of 50,000 shares of its common stock to an individual investor upon exercise of warrants previously granted to purchase shares at $0.10 per share.

         Pursuant to certain short-term loans made to MigraTEC by nine investors during the first quarter of 1999, the Company issued warrants to purchase an aggregate of 635,000 shares of its common stock at an exercise price of $0.01 per share, fully vested at the date of grant. All of these warrants were exercised prior to March 31, 1999.

         During the first quarter of 1999, MigraTEC issued to a former employee 332 shares of its common stock representing the Company's 50% matching of shares previously purchased by the employee pursuant to the terms of the 1996 Employee Stock Purchase Plan.

         On March 30 and 31, 1999, MigraTEC issued an aggregate of 112,500 shares of its common stock to four investors as a result of the exercise of warrants to purchase shares at $0.20 per share.

         During the second quarter of 1999, MigraTEC issued an aggregate of 3,687,000 shares of its common stock to three investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 737,500 shares of MigraTEC's common stock at a price of $0.20 per share.

         During April and May of 1999, MigraTEC issued an aggregate of 200,000 shares of its common stock to two consultants upon exercise of warrants previously granted to purchase shares at $0.12 per share.

         During the third quarter of 1999, MigraTEC issued an aggregate of 4,174,000 shares of its common stock to twenty-seven investors at a price of $0.125 per share. In connection with this investment, such investors were issued two-year warrants to purchase an aggregate of 834,800 shares of MigraTEC's common stock at a price of $0.20 per share.

         Effective July 1, 1999, MigraTEC issued to a former employee 348 shares of its common stock representing its 50% matching of shares previously purchased by the employee pursuant to the terms of MigraTEC's 1996 Employee Stock Purchase Plan.

         On July 1, 1999, MigraTEC was unable to meet its obligation to repay senior secured promissory notes in the principal amount of $1,112,500 plus accrued interest. Pursuant to a settlement agreement with the holders of such notes, MigraTEC reduced the exercise price of warrants to purchase an aggregate of 3,178,591 shares of its common stock issued in connection with the notes from $0.35 to $0.20 per share. MigraTEC also agreed to convert the principal amount of the notes plus any accrued interest into shares of its common stock at per share prices of (i) $0.125 through November 30, 1999, (ii) $0.20 from December 1, 1999, through February 29, 2000, and (iii) $0.35 from March 1, 2000, through May 31, 2000. As of March 31, 2000, MigraTEC has issued 9,059,605 shares of its common stock to the senior secured note holders, who have converted notes in the principal amount of $1,112,500 plus accrued interest of $19,949.

         Effective July 1, 1999, pursuant to a two-year service agreement between MigraTEC and a consultant, MigraTEC issued to the consultant a warrant to purchase up to an aggregate of 180,000 shares of its common stock at $0.20 per share. The warrant vested at a rate of 7,500 shares per month beginning July 1, 1999. The agreement was terminated effective February 29, 2000, at which point 60,000 shares were vested under the agreement and exercisable through February 28, 2002.

         Effective July 29, 1999, pursuant to a short-term loan made to MigraTEC by one investor, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share, fully vested and immediately exercisable upon the date of grant. Effective September 1, 1999, pursuant to an agreement to extend the due date of the loan, MigraTEC agreed to issue a two-year warrant to purchase up to an aggregate of 10,000 additional shares of its common stock at $0.01 per share upon each monthly renewal, fully vested and immediately exercisable upon the date of grant. In connection with this agreement, on December 29, 1999, MigraTEC issued 50,000 shares of its common stock pursuant to the exercise of warrants to purchase up to an aggregate of 50,000 shares of common stock at $0.01 per share. The loan was repaid in January 2000.

         Effective August 1, 1999, pursuant to a marketing services agreement between MigraTEC and a consultant, MigraTEC issued to the consultant a two-year warrant to purchase up to an aggregate of 25,000 shares of its common stock at $0.20 per share, fully vested and immediately exercisable upon the date of grant.

         Effective August 9, 1999 and August 31, 1999, MigraTEC issued to one investor an aggregate of 1,333,333 shares of its common stock at $0.075 per share, pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of its common stock. During the fourth quarter of 2000, MigraTEC issued to the investor an aggregate of 570,281 shares of its common stock at $0.075 per share, pursuant to the stock option agreement. As of December 31, 2000, an aggregate of 4,000,000 option shares remained exercisable at the greater of (i) $0.20 or (ii) 50% of the previous five-day average closing bid price per share of the Company's common stock for the five trading days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. In January 2001, MigraTEC agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. MigraTEC agreed to payment terms of $120,000 within forty-five days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. In February and March 2001, the investor exercised an aggregate of 1,111,110 of such options.

         Effective September 8, 1999, pursuant to a consulting services agreement and short-term loan made to MigraTEC by an individual, MigraTEC issued 20,000 shares of its common stock upon exercise of a compensatory warrant issued on August 31, 1999, to purchase shares at $0.01 per share.

         During the fourth quarter of 1999, MigraTEC issued 1,975,000 shares of its common stock to seven investors at a price of $0.125 per share. Such investors received two-year warrants to purchase an aggregate of 395,000 shares of common stock at a price of $0.20 per share.

         On October 1, 1999, pursuant to a four-month loan made to MigraTEC by a consultant, MigraTEC issued a two-year warrant to purchase up to an aggregate of 6,150 shares of its common stock at $0.01 per share.

         Effective October 13, 1999, MigraTEC issued 200,000 shares of its common stock to one investor upon the exercise of an outstanding warrant to purchase shares at $0.01 per share.

         Effective October 13, 1999, MigraTEC issued 704,878 shares of its common stock to a consultant at a reduced exercise price of $0.125 per share upon the exercise of outstanding warrants to purchase shares at prices which originally ranged from $0.25625 to $0.40 per share.

         Effective October 31, 1999, pursuant to an agreement with an investor to modify and extend the payment terms of an existing debt owed by the Company, MigraTEC issued a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.01 per share and a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.20 per share.

         On December 13, 1999, pursuant to a short-term loan made to MigraTEC by an investor, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share. MigraTEC issued 10,000 shares of its common stock to the investor on December 29, 1999 pursuant to the exercise of the warrant at a price of $0.01 per share.

         On December 31, 1999, pursuant to a consulting services agreement, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share to an individual consultant.

         On December 31, 1999, MigraTEC issued a two-year compensatory warrant to purchase up to an aggregate of 3,500 shares of its common stock at $0.01 per share to an individual pursuant to a short-term loan and services agreement.

ITEM 27. EXHIBITS

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         3.1      Certificate of Incorporation(1)

         3.2      Bylaws(1)

         4.1      Form of Common Stock Certificate (2)

         5.1      Opinion of Winstead Sechrest & Minick. P.C.(9)

         10.1     Employment Agreement between the Company and W. Curtis
                  Overstreet dated, April 10, 1997 (3)

         10.2     Employment Agreement between the Company and Joseph B.
                  Meredith, dated June 1, 1997 (3)

         10.3 Employment Agreement between the Company and Rick J. Johnson, dated July 1, 1997 (3)

         10.4     Agreement between the Company and Electronic Data Systems
                  Corporation, dated as of September 1, 1998 (3)

         10.5     Stock Option Agreement between MigraTEC, Inc. and EAI
                  Partners, Inc., dated as of August 6, 1999 (2)

         10.6 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated (5)

         10.7     Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
                  Long-Term Incentive Plan, as amended and restated (5)

         10.8     Warrant Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000 (4)

         10.9     Form of Warrant to M.T. Partners, L.P. and Mercury Fund No. 1,
                  Ltd. (4)

         10.10    $1,975,000 Convertible Secured Promissory Note by MigraTEC,
                  Inc. to M.T. Partners, L.P., dated as of January 25, 2000 (4)

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         10.11    $1,775,000 Convertible Secured Promissory Note by MigraTEC,
                  dated as of January 25, 2000 (4)

         10.12    Security Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000 (4)

         10.13 Shareholders Agreement between MigraTEC, Inc. and certain stockholders, dated as of January 25, 2000 (4)

         10.14 Registration Rights Agreement between MigraTEC, Inc. and certain stockholders, dated as of January 25, 2000 (4)

         10.15    Form of Director Indemnification Agreement between MigraTEC,
                  Inc. and Kevin C. Howe and Drew R. Johnson, dated as of
                  January 25, 2000 (4)

         10.16    Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated February
                  28, 2000 (6)

         10.17    Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  February 28, 2000 (6)

         10.18    Office Lease Agreement between MigraTEC, Inc. and Charter
                  Crown Plaza Partners, L.P., dated as of April 12, 2000 (4)

         10.19    Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1,
                  2000 (6)

         10.20    Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  June 1, 2000 (6)

         10.21    Lease Modification Agreement Number One between MigraTEC, Inc.
                  and Charter Crown Plaza Partners, L.P., dated November 16,
                  2000 (6)

         10.22 Promissory Note by MigraTEC, Inc. to Mercury Fund No. 1, Ltd., dated as of December 1, 2000 (6)

         10.23    Security Agreement between MigraTEC, Inc. and Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (6)

         10.24    Stock Option Amendment Agreement between MigraTEC, Inc. and
                  EAI Partners, Inc., dated January 2, 2001 (6)

         10.25    Modification, Renewal and Extension of Note and Security
                  Agreement between MigraTEC, Inc. and BEM Capital Partners,
                  Inc., dated January 26, 2001(6)

         10.26    Assignment and Assumption Agreement between MJ Capital
                  Partners III, L.P. and BEM Capital Partners, L.P., dated
                  January 26, 2001 (6)

         10.27 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31,
                  2001 (6)

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         10.28    Form of Stock Purchase Warrant to GKN Securities Corp. and
                  its designees (8)

         10.29 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (8)

         10.30    Common Stock Purchase Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc. and Epstein Becker & Green, P.C., dated as of March 27, 2001 (8)

         10.31    Escrow Agreement among MigraTEC, Inc., Ironhead Investments
                  Inc. and Epstein Becker & Green, P.C., dated as of March 27,
                  2001(8)

         10.32    Registration Rights Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc. dated as of March 27, 2001(8)

         11.1     Statement re: Computations of Net Loss per Share (6)

         16.1     Letter on Change in Certifying Accountant (7)

         21.1     Subsidiary of MigraTEC, Inc. (4)

         23.1     Consent of Ernest & Young LLP(8)

         23.2     Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibit 5.1) (9)

         24.1 Power of Attorney (included in the signature page of the registration statement)

--------

(1) Incorporated by reference from MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946.

(2) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No. 333-44946.

(3) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093.

(4) Incorporated by reference from Form 10-KSB filed by MigraTEC on April 14, 2000, for the year ended December 31, 1999, File No. 000-28220.

(5) Incorporated by reference from Form S-8 filed by MigraTEC on November 6, 2000, File No. 333-49398.

(6) Incorporated by reference from Form 10-KSB filed by MigraTEC on March 22, 2001, File No. 000-28220.

(7) Incorporated by reference from Form 8-K filed by MigraTEC on March 20, 2000, File No. 000-28220.

(8)      Filed herewith.

(9)      To be filed by amendment.

RULE 415

MigraTEC will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (ii) Include any additional or changed material information on the plan of distribution.

                  (iii) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

COMMISSION POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MigraTEC pursuant to the foregoing provisions, or otherwise, MigraTEC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MigraTEC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints T. Ulrich Brechbuhl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on March 28, 2001.

                                            MIGRATEC, INC.

                                            By: /s/  T. ULRICH BRECHBUHL
                                                T. Ulrich Brechbuhl, President
                                                and Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                            TITLE                             DATE
         ---------                            -----                             ----
/s/ Kevin C. Howe               Director, Chairman of the Board             March 28, 2001
--------------------------
Kevin C. Howe

/s/ W. Curtis Overstreet        Director and Chief Executive Officer        March 28, 2001
--------------------------      (Principal Executive Officer)
W. Curtis Overstreet

/s/ T. Ulrich Brechbuhl         President, Chief Financial Officer and      March 28, 2001
--------------------------      Secretary (Principal Accounting Officer)
T. Ulrich Brechbuhl

/s/ Richard A. Gray, Jr.        Director                                    March 28, 2001
--------------------------
Richard A. Gray, Jr.

/s/ Drew R. Johnson             Director                                    March 28, 2001
--------------------------
Drew R. Johnson

                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         3.1      Certificate of Incorporation(1)

         3.2      Bylaws(1)

         4.1      Form of Common Stock Certificate (2)

         5.1      Opinion of Winstead Sechrest & Minick. P.C.(9)

         10.1     Employment Agreement between the Company and W. Curtis
                  Overstreet dated, April 10, 1997 (3)

         10.2     Employment Agreement between the Company and Joseph B.
                  Meredith, dated June 1, 1997 (3)

         10.3 Employment Agreement between the Company and Rick J. Johnson, dated July 1, 1997 (3)

         10.4     Agreement between the Company and Electronic Data Systems
                  Corporation, dated as of September 1, 1998 (3)

         10.5     Stock Option Agreement between MigraTEC, Inc. and EAI
                  Partners, Inc., dated as of August 6, 1999 (2)

         10.6 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated (5)

         10.7     Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
                  Long-Term Incentive Plan, as amended and restated (5)

         10.8     Warrant Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000 (4)

         10.9     Form of Warrant to M.T. Partners, L.P. and Mercury Fund No. 1,
                  Ltd. (4)

         10.10    $1,975,000 Convertible Secured Promissory Note by MigraTEC,
                  Inc. to M.T. Partners, L.P., dated as of January 25, 2000 (4)

         10.11 $1,775,000 Convertible Secured Promissory Note by MigraTEC, dated as of January 25, 2000 (4)

         10.12    Security Agreement between MigraTEC, Inc. and M.T. Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000 (4)

         10.13 Shareholders Agreement between MigraTEC, Inc. and certain stockholders, dated as of January 25, 2000 (4)

         10.14 Registration Rights Agreement between MigraTEC, Inc. and certain stockholders, dated as of January 25, 2000 (4)

         10.15    Form of Director Indemnification Agreement between MigraTEC,
                  Inc. and Kevin C. Howe and Drew R. Johnson, dated as of
                  January 25, 2000 (4)

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         10.16    Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated February
                  28, 2000 (6)

         10.17    Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  February 28, 2000 (6)

         10.18    Office Lease Agreement between MigraTEC, Inc. and Charter
                  Crown Plaza Partners, L.P., dated as of April 12, 2000 (4)

         10.19    Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1,
                  2000 (6)

         10.20    Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  June 1, 2000 (6)

         10.21    Lease Modification Agreement Number One between MigraTEC, Inc.
                  and Charter Crown Plaza Partners, L.P., dated November 16,
                  2000 (6)

         10.22 Promissory Note by MigraTEC, Inc. to Mercury Fund No. 1, Ltd., dated as of December 1, 2000 (6)

         10.23    Security Agreement between MigraTEC, Inc. and Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (6)

         10.24    Stock Option Amendment Agreement between MigraTEC, Inc. and
                  EAI Partners, Inc., dated January 2, 2001 (6)

         10.25    Modification, Renewal and Extension of Note and Security
                  Agreement between MigraTEC, Inc. and BEM Capital Partners,
                  Inc., dated January 26, 2001(6)

         10.26    Assignment and Assumption Agreement between MJ Capital
                  Partners III, L.P. and BEM Capital Partners, L.P., dated
                  January 26, 2001 (6)

         10.27 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31,
                  2001 (6)

         10.28 Form of Stock Purchase Warrant to GKN Securities Corp. and its designees (8)

         10.29 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (8)

         10.30    Common Stock Purchase Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc. and Epstein Becker & Green, P.C., dated as of March 27, 2001 (8)

         10.31    Escrow Agreement among MigraTEC, Inc., Ironhead Investments
                  Inc. and Epstein Becker & Green, P.C., dated as of March 27,
                  2001(8)

         10.32    Registration Rights Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc. dated as of March 27, 2001(8)

         11.1     Statement re: Computations of Net Loss per Share (6)

       EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
       -------                   -----------------------
         16.1     Letter on Change in Certifying Accountant (7)

         21.1     Subsidiary of MigraTEC, Inc. (4)

         23.1     Consent of Ernest & Young LLP(8)

         23.2     Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibit 5.1) (9)

         24.1 Power of Attorney (included in the signature page of the registration statement)

--------

(1) Incorporated by reference from MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946.

(2) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No. 333-44946.

(3) Incorporated by reference from Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093.

(4) Incorporated by reference from Form 10-KSB filed by MigraTEC on April 14, 2000, for the year ended December 31, 1999, File No. 000-28220.

(5) Incorporated by reference from Form S-8 filed by MigraTEC on November 6, 2000, File No. 333-49398.

(6) Incorporated by reference from Form 10-KSB filed by MigraTEC on March 22, 2001, File No. 000-28220.

(7) Incorporated by reference from Form 8-K filed by MigraTEC on March 20, 2000, File No. 000-28220.

(8)      Filed herewith.

(9)      To be filed by amendment.